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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THERAVANCE BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 20, 2019

        You are cordially invited to attend the 2019 Annual General Meeting of Theravance Biopharma, Inc. ("Annual Meeting") that will be held on April 30, 2019 at 12:00 p.m. Irish Standard Time, at Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland.

        Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2018 Annual Report on Form 10-K. We encourage you to read this information carefully.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the accompanying proxy materials, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the accompanying proxy materials.

        Thank you for your ongoing support of Theravance Biopharma.

Very truly yours,

Rick E Winningham Chief Executive Officer and Chairman

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

NOTICE OF 2019 ANNUAL GENERAL MEETING

Time and Date:	April 30, 2019 at 12:00 p.m. Irish Standard Time
Place:	Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland
Items of Business:	(1) To elect the following four directors to serve as Class II directors until the annual general meeting held in 2022 and until their successors are duly elected and qualified: Rick E Winningham, Robert V. Gunderson, Jr., Susan M. Molineaux and Donal O'Connor.
(2) To ratify the appointment of Ernst & Young LLP as Theravance Biopharma, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2019.
(3) To transact such other business as may properly come before the annual general meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments and Postponements:

Any action on the items of business described above may be considered at the annual general meeting at the time and on the date specified above or at any time and date to which the annual general meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a shareholder of record as of the close of business on March 4, 2019.
Voting:	Your vote is very important. Whether or not you plan to attend the annual general meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About Procedural Matters."

        If you have any questions regarding this information or the proxy materials, please visit our website at www.theravance.com or contact our investor relations department at (650) 808-4045.

        All shareholders are cordially invited to attend the annual general meeting in person.

By order of the board of directors,

Rick E Winningham Chief Executive Officer and Chairman

March 20, 2019

            You are cordially invited to attend the annual general meeting in person. Whether or not you expect to attend the annual general meeting, please complete, date, sign and return the enclosed proxy card, or vote via telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the annual general meeting. A return envelope (which is postage prepaid if mailed in the U.S.) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual general meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote in person at the annual general meeting, you must provide a valid proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual
General Meeting to be held on Tuesday, April 30, 2019:

The proxy statement and annual report are available at http://investor.theravance.com/proxy

i

ii

THERAVANCE BIOPHARMA, INC.
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

PROXY STATEMENT FOR
2019 Annual General Meeting

        This proxy statement is furnished in connection with a solicitation of proxies by our board of directors for use at the 2019 Annual General Meeting (the "Annual Meeting") to be held at 12:00 p.m. Irish Standard Time ("IST") on April 30, 2019, and any postponements or adjournments thereof. The Annual Meeting will be held at Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland.

        As used in this proxy statement, the terms "Theravance Biopharma," the "Company," "we," "us," and "our" mean Theravance Biopharma, Inc. and its subsidiaries unless the context indicates otherwise.

Special Note regarding Forward-Looking Statements

        This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve substantial risks, uncertainties and assumptions. All statements in this proxy statement, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, intentions, designs, expectations and objectives could be forward-looking statements. The words "aim," "anticipate," "believe," "contemplate," "continue," "could," "designed," "developed," "drive," "estimate," "expect," "goal," "intend," "may," "mission," "opportunities," "plan," "potential," "predict," "project," "projected," "pursue," "represent," "seek," "suggest," "should," "target," "will," "would" and similar expressions (including the negatives thereof) are intended to identify forward looking statements, although not all forward looking statements contain these identifying words. These statements reflect our current views with respect to future events or our future financial performance, are based on assumptions, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not place undue reliance on our forward-looking statements. Factors that we believe could cause actual results or events to differ materially from our forward-looking statements include, but are not limited to, those discussed in "Risk Factors" in Item 1A, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7 and elsewhere in our Annual Report on Form 10 K filed on February 28, 2019. We do not assume any obligation to update any forward-looking statements for any reason, even if new information becomes available in the future.

 QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:
Why am I receiving these proxy materials?

A:
Our board of directors is providing these proxy materials to you in connection with our solicitation of proxies for use at the Annual Meeting to be held on April 30, 2019 at 12:00 p.m. IST, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. We intend to mail this proxy statement and accompanying proxy card on or about March 26, 2019 to all shareholders of record entitled to vote at the Annual Meeting.

Q:
What information is contained in this proxy statement?

A:
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other information.

Q:
Where is the Annual Meeting?

A:
The Annual Meeting will be held at Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland.

Q:
Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you were a shareholder of record or a beneficial owner as of March 4, 2019 (the "Record Date"). Admission will begin shortly before 12:00 p.m. IST on the date of the Annual Meeting, and you must present valid picture identification such as a driver's license or passport and, if asked, provide proof of share ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 12:00 p.m. IST. The Annual Meeting will be held at Theravance Biopharma Ireland Limited, Connaught House, 1 Burlington Road, Dublin 4 Ireland and shareholders may request directions to the location of our Annual Meeting by calling (650) 808-4045.

Share Ownership

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Shareholders of record—If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the "shareholder of record" with respect to those shares and this notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners—Many Theravance Biopharma shareholders hold their shares through a bank, broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank, trustee or another nominee, you are considered the "beneficial owner" of shares held in "street name" and a notice was forwarded to you by your bank, broker, trustee or other nominee, which is considered the shareholder of record with respect to those shares.

  As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not shareholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your bank's, broker's, trustee's or other nominee's procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your bank, broker, trustee or other nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law. The presence, in person or by proxy, of members holding in aggregate not less than a majority of the shares of all voting share capital of Theravance Biopharma in issue and entitled to vote will constitute a quorum at the meeting. Except as otherwise expressly provided by the Amended and Restated Memorandum and Articles of Association or by law, the holders of ordinary shares will vote together as a single class on all matters submitted to a vote or for the consent of the shareholders of Theravance Biopharma. Each holder of ordinary shares will have the right to one vote per ordinary share. A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.

Under the laws of the Cayman Islands, abstentions and broker "non-votes" are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a completed proxy card but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our ordinary shares at the close of business on March 4, 2019, the Record Date, are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 56,106,103 ordinary shares in issue. In deciding all matters at the Annual Meeting, each holder of ordinary shares of Theravance Biopharma will be entitled to one vote per ordinary share held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Shareholder of record—If you are a shareholder of record, there are three ways to vote without attending the Annual Meeting:

•
Via the Internet—You may vote by proxy via the Internet by following the instructions provided in the proxy card.

•
By Telephone—You may vote by proxy by telephone by calling the toll free number found on the proxy card.

•
By Mail—You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners—If you are a beneficial owner holding shares through a bank, broker, trustee or other nominee, please refer to the information forwarded by your bank, broker, trustee or other nominee to see which voting options are available to you.

Q:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, shareholders will be asked to vote:

(1)
To elect the four directors identified in this proxy statement to serve as Class II directors until the annual general meeting held in 2022 and until their successors are duly elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(3)
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:
What is the voting requirement to approve each of the proposals?

A:
Proposal One—A majority of the votes duly cast is required for the election of each director. If the number of shares voted "FOR" a director nominee exceeds the number of votes cast "AGAINST," the nominee will be elected as a director. You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election, other than counting towards the quorum of the meeting.

Proposal Two—A majority of the votes duly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. If the number of shares voted "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm exceeds the number of votes cast "AGAINST," the appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified. As with Proposal One, you may vote "FOR," "AGAINST" or "ABSTAIN" and abstentions and broker non-votes will not affect the outcome of the election, other than counting towards the quorum of the meeting.

Q:
How does the board of directors recommend that I vote?

A:
Our board of directors unanimously recommends that you vote your shares:

(1)
"FOR" the nominees for election as director listed in Proposal One; and

(2)
"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 as included in Proposal Two.

Q:
What happens if I do not give specific voting instructions?

A:
Shareholder of record—If you are a shareholder of record and you:

•
Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•
Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the bank, broker, trustee or other nominee that holds your shares with specific voting instructions then, under applicable rules, the bank, broker, trustee or other nominee that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the bank, broker, trustee or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that bank, broker, trustee or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Q:
How may my bank, broker, trustee or other nominee vote my shares if I fail to provide timely directions?

A:
Banks, brokers, trustees or other nominees holding ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your bank, broker, trustee or other nominee will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP. Your bank, broker, trustee or other nominee will not have discretion to vote on the election of directors absent direction from you as this is a "non-routine" matter.

Please note that banks, brokers, trustees or other nominees may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your bank, broker, trustee or other nominee regarding the voting of your shares.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:
Can I change or revoke my vote?

A:
If you are a shareholder of record, you may change your vote by (1) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A shareholder of record that has voted on the

  Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

  If you are a beneficial owner of shares held in street name, subject to any rules your bank, broker, trustee or other nominee may have, you may change your vote (1) by submitting new voting instructions to your bank, broker, trustee or other nominee or (2) if you have obtained a legal proxy from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

  Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or should be sent so as to be delivered to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse banks, brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of ordinary shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Theravance Biopharma may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain shareholders. If retained, we would not expect our costs for such services to be significant.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will disclose the final results in a current report on Form 8-K within four business days after the Annual Meeting.

Shareholder Proposals and Director Nominations

Q:
What is the deadline to propose actions for consideration at next year's annual general meeting or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future shareholder meetings.

Requirements for shareholder proposals to be considered for inclusion in our proxy materials—Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting by submitting their proposals in writing to our Secretary in a timely manner. In order to be considered for inclusion in the proxy statement for the 2020 annual general meeting, shareholder proposals must be received at our principal executive offices no later than November 21, 2019 (that is, not less than 120 calendar days before the one year anniversary of the date this proxy statement was released to shareholders in connection with the 2019 Annual Meeting), and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A copy of all notices of proposals by shareholders should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Requirements for shareholder proposals to be brought before an annual general meeting—In addition, our Amended and Restated Memorandum and Articles of Association establish an advance notice procedure for shareholders who wish to present certain matters before an annual general meeting. In general, nominations for the election of directors may be made by (i) our board of directors or any committee thereof or (ii) any shareholder who (a) is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting and (b) has delivered written notice to our Secretary no later than the Nomination Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations.

  Our Amended and Restated Memorandum and Articles of Association also provide that the only business that may be conducted at an annual general meeting is business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual general meeting by or at the direction of our board of directors (or any duly authorized committee thereof) or (iii) properly brought before the annual general meeting by a shareholder who has delivered written notice to our Secretary no later than the Notice Deadline (as defined below) and otherwise complied with the provisions of our Amended and Restated Memorandum and Articles of Association; provided, however, that the board of directors may, subject to Rule 14a-8 of the Exchange Act, resolve not to include any proposal for business made by a shareholder other than a proposal related to the nomination of a director made in accordance with Nomination Notice Deadline.

  The "Notice Deadline" is defined as that date which is at least 45 days and not more than 75 days prior to the one year anniversary of the date on which we first mailed proxy materials for the prior year's annual general meeting. As a result, we anticipate that the Notice Deadline for the 2020 annual general meeting will be between January 11, 2020 and February 10, 2020. The "Nomination Notice Deadline" is defined as that date that is not less than 120 days and not more than 150 days prior to the meeting; provided, however, that in the event less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

  Recommendation of director candidates—You may recommend candidates to our board of directors for consideration by our nominating/corporate governance committee by following the procedures set forth below in "Corporate Governance—Shareholder Recommendations for Nominations to the Board of Directors."

Q:
How may I obtain a copy of the provisions of the Amended and Restated Memorandum and Articles of Association regarding shareholder proposals and director nominations?

A:
A copy of the full text of the provisions discussed above may be obtained by writing to our Secretary. A copy of our Amended and Restated Memorandum and Articles of Association is posted on the Investor Relations portion of our website at www.theravance.com. A copy of all requests should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary.

Additional Information about the Proxy Materials

Q:
What does it mean if multiple members of my household are shareholders but we only received one set of proxy materials in the mail?

A:
We have adopted a procedure called "householding," which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, shareholders should send their requests to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: Secretary. Shareholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, trustee or other nominee to request information about householding.

Q:
What is the mailing address for Theravance Biopharma's principal executive offices?

A:
The mailing address for our principal executive office is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. A copy of all shareholder correspondence provided to our Secretary should also be sent to us care of our U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080. The telephone number at that location is (650) 808-6000.

Any written requests for additional information, copies of the proxy materials and 2018 Annual Report, notices of shareholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the U.S. subsidiary address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON APRIL 30, 2019.

        The proxy statement and annual report are available at http://investor.theravance.com/proxy

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

        Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of eleven members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management. Our Amended and Restated Memorandum and Articles of Association authorize only our board of directors to fill vacancies on our board of directors created by death or resignation of a director. Any director appointed by our board of directors shall hold office for the remaining term of the class of director to which he or she is appointed and shall then be eligible for re-election. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

        Four Class II directors have been nominated for election at the Annual Meeting each for a three-year term expiring in 2022. Upon the recommendation of our nominating/corporate governance committee, our board of directors has nominated Rick E Winningham, Robert V. Gunderson, Jr., Susan M. Molineaux and Donal O'Connor, each a current Class II director, for election as Class II directors. The term of office of each person elected as director will continue until such director's term expires in 2022, and until such director's successor has been duly elected and qualified.

Information Regarding the Nominees and Other Directors

        The following is a brief biography of each nominee nominated for election at the Annual Meeting and each director who will continue as a director after the Annual Meeting. Also listed below are the nominees' and directors' respective ages as of March 4, 2019. We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the board of directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our board's conclusion that the nominees should serve as directors are noted below.

Nominees for Class II Directors for a Term Expiring in 2022

Name	Age	Principal Occupation and Business Experience
Rick E Winningham	59	Rick E Winningham has served as Chairman of the board of directors since July 2013. He has served as our Chief Executive Officer since our spin-off from Innoviva in June 2014. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Innoviva, where he also served as Chairman of the board of directors from April 2010 to October 2014. From 1997 to 2001 he served as President, Bristol Myers Squibb Oncology/Immunology/Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating responsibility for U.S. Oncology/Immunology/OTN at Bristol Myers Squibb (BMS), Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/Metabolics and GU/GI/Neuroscience therapeutic areas. Over a fifteen year period beginning in 1986 with BMS and its predecessor, Bristol Myers, Mr. Winningham held various U.S. and global management positions. Mr. Winningham is a member of Biotechnology Industry Organization's board of directors and serves on the Health Section Governing Board Standing Committee on Reimbursement. Mr. Winningham served as a Director on the board of directors of the California Healthcare Institute ("CHI") from November 2011 to March 2015. He was elected Chairman of CHI in January 2014, a position he held until CHI merged with Baybio to become the California Life Sciences Association ("CLSA") in March 2015. Mr. Winningham is on the board of CLSA, and served as its chairman from March 2015 to November 2015. He is a member of the board of directors of Jazz Pharmaceuticals plc and of OncoMed Pharmaceuticals, Inc. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. degree from Southern Illinois University. We believe that it is appropriate and desirable for our Chief Executive Officer to serve on our board of directors. Mr. Winningham's demonstrated leadership in his field, his prior senior management experience in our industry and his experience as our Chief Executive Officer contributed to our board's conclusion that he should serve as a director.
Robert V. Gunderson, Jr.	67
		Robert V. Gunderson, Jr. has served as a director since October 2013. Prior to our spin-off from Innoviva in June 2014 and since September 1999, Mr. Gunderson served as a director of Innoviva. He is a founding partner and Chairman of the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he has practiced since 1995. Mr. Gunderson is a Fellow of the American College of Governance Counsel and a Fellow of the American Bar Foundation. Mr. Gunderson served on the board of directors of Vitae Pharmaceuticals, Inc. until its sale to Allergan plc in October 2016. Mr. Gunderson holds a J.D. from the University of Chicago, where he was Executive Editor of The University of Chicago Law Review and is currently a member of the Law School Council. Mr. Gunderson also received an M.B.A. in Finance from The Wharton School, University of Pennsylvania and an M.A. from Stanford University. Mr. Gunderson's demonstrated leadership in his field, his understanding of our industry and his knowledge of financial and financing matters contributed to our board's conclusion that he should serve as a director.

Name	Age	Principal Occupation and Business Experience
Susan M. Molineaux	65	Susan M. Molineaux, Ph.D. has served as a director since April 22, 2015. Dr. Molineaux has served as President, Chief Executive Officer and as a member of the board of directors of Calithera Biosciences, Inc. since she co-founded the biopharmaceutical company in March 2010. Dr. Molineaux co-founded Proteolix, Inc., a biopharmaceutical company, where she served as Chief Scientific Officer from 2003 to 2005, Chief Executive Officer from January 2006 to January 2009 and again as Chief Scientific Officer from February 2009 until Proteolix's acquisition by Onyx Pharmaceuticals, Inc. in November 2009. From 2000 to 2003, Dr. Molineaux served as Vice President of Biology at Rigel Pharmaceuticals, Inc., a drug development company. From 1999 to 2000, she served as Vice President of Biology at Praelux, Inc., a biopharmaceutical company, and from 1994 through 1999, she served as Vice President of Drug Development at Praecis Pharmaceuticals, Inc., a biopharmaceutical company. From 1989 until 1994, she was a scientist in the Immunology group at Merck & Co. Dr. Molineaux also serves as a member of the board of directors of Geron Corporation, a biopharmaceutical company and served as a member of the board of directors of the California Life Sciences Association until March 2016. In June 2017, Dr. Molineaux joined the board of trustees of Smith College. She is also a Scientific Advisor at Lightstone Ventures. Dr. Molineaux holds a B.S. in Biology from Smith College and a Ph.D. in Molecular Biology from Johns Hopkins University, and she completed a postdoctoral fellowship at Columbia University. Dr. Molineaux's extensive management experience in pharmaceutical drug development, particularly as it relates to managing and conducting clinical trials, her experience as a Chief Executive Officer and board member of multiple biotechnology companies and her demonstrated leadership in our field contributed to our board's conclusion that she should serve as a director.
Donal O'Connor	68
		Donal O'Connor has served as a director since October 2015. Mr. O'Connor is the Chairman of Galco Steel Limited and Huttonread Unlimited Company, having been appointed to their boards in September 2010 and March 2011, respectively, and has been a nonexecutive Director of Perrigo Company plc since November 2014. He was the Chairman of Malin Corporation plc from July 2017 until July 16, 2018. He was a non-executive Director of Elan Corporation, plc, from May 2008 until it was acquired by Perrigo in December 2013. He was a non-executive Director and senior independent director of Readymix plc from December 2008 until May 2012. He was appointed by the Irish Government as Chairman of Anglo Irish Bank from December 2008 until June 2010. He was the Irish High Court appointed Administrator of Icarom plc from 1995 until February 2013. Mr. O'Connor was a member of the Board of the Irish Auditing and Accountancy Supervisory Authority from its inception as an Interim Board in 2001 until 2009. He was a member of PricewaterhouseCoopers' ("PwC") Global Board from 2003 until 2008 and is a former Chairman of the PwC Eurofirms Board. Mr. O'Connor originally joined PwC in 1972 and was appointed partner in 1983. He was later appointed partner in charge of the PwC Financial Services practice in 1988 and leader of the Audit Practice in 1992. He was elected Senior Partner in 1994 and was re-elected in 1998 and 2003. He served as Senior Partner of PwC Ireland for over twelve years until 2007. Mr. O'Connor obtained a Bachelor of Commerce degree from University College Dublin and is a Fellow of the Institute of Chartered Accountants in Ireland. Mr. O'Connor's senior management experience and demonstrated leadership in his field, his experience as a director of numerous companies, including Irish entities, and his knowledge of financial and financing matters contributed to our board's conclusion that he should serve as a director.

Incumbent Class III Directors Whose Term Expires in 2020

Name	Age	Principal Occupation and Business Experience
Dean J. Mitchell	63	Dean J. Mitchell has served as a director since June 2014. Mr. Mitchell has served as Executive Chairman of the board of directors of Covis Pharma Holdings, a specialty pharmaceutical company, since August 2013. He was Chairman of PaxVax Corporation from January 2016 until its sale in October 2018 and is on the board of directors ImmunoGen Inc. since 2012 and Intrexon, Inc. since 2009. Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004 he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company, a pharmaceutical company. Prior to the Bristol-Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in biology from Coventry University. We believe that Mr. Mitchell's qualifications to serve as our director include his management experience in the pharmaceutical and biotherapeutics industries, in particular as it relates to later stage drug development and commercialization, and his experience as a President, Chief Executive Officer and board member of multiple biotechnology companies.
Peter S. Ringrose	73
		Peter S. Ringrose, Ph.D., has served as a director since October 2013. Prior to our spin-off from Innoviva in June 2014 and since April 2010, Dr. Ringrose served as a director of Innoviva. Dr. Ringrose was Chief Scientific Officer and President of Bristol-Myers Squibb Pharmaceutical Research Institute from 1997 to 2002 and Senior Vice President for Worldwide Drug Discovery at Pfizer Inc. from 1982 to 1996. Dr. Ringrose served as chair of the Biotechnology and Biological Sciences Research Council UK from 2003 to 2009 and was a non-executive director of Cambridge Antibody Technology until its acquisition by Astra Zeneca in 2006, of Astex Therapeutics Inc. until its acquisition by SuperGen in September 2011 and of Biotica Technology, Ltd. until December 2013. He is currently a non-executive director of Rigel Pharmaceuticals Inc. Dr. Ringrose is a council member of the UK Foundation for Science and Technology and was a member the UK Government's Technology Strategy Board until 2009. Dr. Ringrose received a B.Sc., M.A. and Ph.D. in Biochemistry from the University of Cambridge. His significant scientific leadership experience in the pharmaceutical industry contributed to our board's conclusion that Dr. Ringrose should serve as a director.

Name	Age	Principal Occupation and Business Experience
George M. Whitesides	79	George M. Whitesides, Ph.D., has served as a director since October 2013. Prior to our spin-off from Innoviva in June 2014 and since the inception of Innoviva in 1996, Dr. Whitesides served as a director of Innoviva. He has been Woodford L. and Ann A. Flowers University Professor at Harvard University since 2004. From 1986 to 2004, Dr. Whitesides was Mallinckrodt Professor of Chemistry at Harvard University. From 1982 to 1991 he was a member of the Department of Chemistry at Harvard University and Chairman of the Department of Chemistry from 1986 to 1989. He was a faculty member of the Massachusetts Institute of Technology from 1964 to 1982. Dr. Whitesides was a 1998 recipient of the National Medal of Science. He is a member of the editorial boards of 15 scientific journals. He is also a member of the board of directors of Nano Terra Inc., Arsenal Biomedical, Inc., Lyra Biomedical, Inc., Diagnostics for All, Inc. and Soft Robotics Inc. Dr. Whitesides holds a Ph.D. in Chemistry from the California Institute of Technology and a B.A. from Harvard University. Dr. Whitesides' demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contributed to our board's conclusion that he should serve as a director.
William D. Young	74
		William D. Young has served as a director since October 2013 and has served as our lead independent director since April 2014. Prior to our spin-off from Innoviva in June 2014 and since April 2001, Mr. Young served as a director of Innoviva. Since December 2018 he has been a Senior Advisor of Blackstone Life Sciences, which acquired Clarus Ventures, a venture capital firm where Mr. Young served as Venture Partner since 2010. Mr. Young served from 1999 until 2009 as Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, Inc., a biotechnology company. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer, where he was responsible for all Product Development, Manufacturing and Commercial functions. Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for 14 years. Mr. Young has been Chairman of NanoString Technologies, a biotechnology company, since 2010, and of Annexon Biosciences, a biotechnology company and Clarus portfolio company, since March 2017. In addition, Mr. Young has been a member of the board of directors of Vertex Pharmaceuticals, a biopharmaceutical company, since May 2014 and is also a member of the board of directors of Praxis Precision Medicine and SJF Pharmaceuticals, both Clarus portfolio companies. He was a member of BioMarin, Inc.'s board until October 2015 and Biogen Idec Inc.'s board of directors until June 2014, having served as a director since 1997 and as Chairman of the Board since 2010. Mr. Young is also a Trustee of Montage Health, a nonprofit company. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University, and an honorary Doctorate of Engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young's demonstrated leadership in his field, his understanding of our industry and his senior management experience in several companies in our industry contributed to our board's conclusion that he should serve as a director.

Incumbent Class I Directors Whose Term Expires in 2021

Name	Age	Principal Occupation and Business Experience
Eran Broshy	60	Eran Broshy has served as a director since June 2014. Mr. Broshy has been an operating executive with Tailwind Capital, a New York based private equity firm, supporting their healthcare investment efforts since September 2015. From March 2013 until August 2015, he worked with Linden Capital Partners and Court Square Capital, both private equity firms, as operating partner and executive advisor, respectively, and from June 2009 until December 2012 he worked with Providence Equity Partners as a senior advisor supporting the private equity firm's healthcare information investment efforts. Mr. Broshy previously served for over a decade as the chief executive officer (until 2008) and chairman of the board of directors (until 2010) of inVentiv Health, Inc., a privately held company (and until August 2010 a Nasdaq listed company) that delivers a broad range of clinical and commercialization services to pharmaceutical and life sciences companies globally. Prior to joining inVentiv, Mr. Broshy was a management consultant with The Boston Consulting Group (BCG) for 14 years, including as the partner responsible for BCG's healthcare practice across the Americas. He also served as president and chief executive officer of Coelacanth Corporation, a privately held biotechnology company. He currently serves on the board of directors of Magellan Health, Inc., a public specialty health care management company, and within the previous five years Mr. Broshy has also served on the board of directors of inVentiv Health, Inc. He also serves as chairman of the board of ERT and of DermaRite, both privately-held healthcare companies, as a member of the Corporation of the Massachusetts Institute of Technology ("MIT"), as well as on the board of directors of the American Jewish Committee NY and the Israel Venture Network. Mr. Broshy holds an M.B.A. from Harvard University, an M.S. in civil engineering from Stanford University, and a B.S. in civil engineering from the Massachusetts Institute of Technology. Mr. Broshy's demonstrated leadership in the healthcare industry in general and the managed healthcare industry in particular contributed to our board's conclusion that he should serve as a director.
Laurie Smaldone Alsup	65
		Laurie Smaldone Alsup, M.D. has served as a director since February 2018. Dr. Smaldone Alsup is Chief Operating Officer and Chief Scientific Officer of NDA Group, a regulatory and product development consultancy firm, a position she has held since March 2016, when NDA Group merged with PharmApprove, LLC. Dr. Smaldone Alsup served as President and Chief Scientific Officer of PharmApprove, LLC, a regulatory communications consultancy firm and division of Taft and Partner, from August 2011 to March 2016. Dr. Smaldone Alsup served in clinical and regulatory roles of increasing responsibility and scope while at Bristol Myers Squibb, including Senior Vice President of Global Regulatory Science and Vice President of Corporate Strategy and Business Risk Management. In addition, she served as Chief Executive Officer and on the board of directors of Phytomedics, Inc., an early stage company focused on arthritis and inflammation, until July 2011. Dr. Smaldone Alsup is a member of the board of directors of BlackBerry Limited, a cybersecurity software and services company, a position she has held since June 2015. Dr. Smaldone Alsup was a member of the board of directors of KaloBios Pharmaceuticals, Inc., a biotechnology company, from October 2013 to November 2015. Dr. Smaldone Alsup received a B.A. in biology from Fordham College and an M.D. at Yale University School of Medicine, where she completed her residency in Internal Medicine and fellowship in Medical Oncology. Dr. Smaldone Alsup's extensive regulatory and clinical experience in the life sciences industry, senior management experience in several companies in our industry and demonstrated leadership in her field contributed to our board's conclusion that she should serve as a director.

Name	Age	Principal Occupation and Business Experience
Burton G. Malkiel	86	Burton G. Malkiel, Ph.D., has served as a director since October 2013. Prior to our spin-off from Innoviva, Inc. ("Innoviva") in June 2014 and since July 2007, Dr. Malkiel served as a director of Innoviva. Dr. Malkiel is the Chief Investment Officer and chair of the Investment Committee at Wealthfront, Inc., a private investment company, a position he has held since November 2012, and the Chemical Bank Chairman's Professor of Economics, Emeritus, and Senior Economist at Princeton University, a position he has held since July 2011 following positions as a senior research economist and professor at Princeton University since 1988. Dr. Malkiel is the author of A Random Walk Down Wall Street and over 125 articles and is the author or co-author of nine other books. From 1981 to 1988 he was dean of the Yale University School of Management and also served as the William S. Beinecke Professor of Management Studies. He is a past appointee to the President's Council of Economic Advisors. In addition, Dr. Malkiel currently serves on the board of directors of several corporations including Genmab AS and served on the board of directors of The Vanguard Group Ltd. until March 2015. He also serves on several investment management boards including the Investment Committees for the American Philosophical Association and Alpha Shares, LLC. He is a past president of the American Finance Association and the International Atlantic Economic Association. He holds a B.A. and M.B.A. degree from Harvard University and a Ph.D. degree from Princeton University. Dr. Malkiel's demonstrated leadership in his field, his knowledge of financial and financing matters, and his ability to serve as a financial expert on our audit committee contributed to our board's conclusion that he should serve as a director.

        There are no family relationships among any of our directors or executive officers. See "Corporate Governance" below for additional information regarding our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2019.

        Notwithstanding its selection and even if our shareholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Theravance Biopharma and its shareholders. At the Annual Meeting, the shareholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. Our audit committee is submitting the selection of Ernst & Young LLP to our shareholders because we value our shareholders' views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders.

        If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.

Principal Accounting Fees and Services

        The following table sets forth all fees for invoices received or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2017 and 2018.

	Year Ended December 31
	2018	2017
	(in thousands)	(in thousands)
Audit Fees(1)	$1,500	$1,422
Audit-Related Fees	—	—
Tax Fees(2)	758	499
All Other Fees(3)	4	2

Total Fees	$2,262	$1,923

(1)
For the years ended December 31, 2017 and 2018, this category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory filings for which only the independent registered public accounting firm can reasonably be expected to provide.

(2)
For the years ended December 31, 2017 and 2018, this category represents fees related to tax consulting and planning services.

(3)
For the years ended December 31, 2017 and 2018, this category represents subscription fees for online research tools.

Pre-Approval of Audit and Non-Audit Services

        Consistent with requirements of the Securities Exchange Act, applicable SEC rules and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CORPORATE GOVERNANCE

Code of Business Conduct

        Our board of directors has adopted a code of business conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of business conduct is posted on the Investor Relations portion of our website at www.theravance.com. We intend to disclose future amendments to, or waiver of, our code of business conduct, at the same location on our website identified above.

Director Independence

        Our ordinary shares are listed on The Nasdaq Global Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company's board of directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating/corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Compensation committee members must also satisfy the independence criteria set forth under the Nasdaq rules. In order for a member of a listed company's compensation committee to be considered independent for purposes of the Nasdaq rules, the listed company's board of directors must consider all factors specifically relevant to determine whether a director has a relationship to the company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

        Our board of directors has undertaken a review of the independence of each director. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence. Based on this review, our board of directors has determined that Messrs. Broshy, Gunderson, O'Connor, Mitchell, and Young and Drs. Malkiel, Molineaux, Ringrose, Smaldone Alsup and Whitesides, representing ten of our eleven directors, are "independent" as that term is defined under the Nasdaq for purposes of serving on our board of directors and those committees of our board of directors upon which each such director sits. The independent members of our board of directors hold, and will continue to hold, separate regularly scheduled executive session meetings at which only independent directors are present.

Lead Independent Director

        Mr. Winningham serves as our chairman of the board of directors and our principal executive officer. Mr. Young serves as our lead independent director. In his role as lead independent director, Mr. Young provides a source of leadership for the board of directors that is complementary to that of

Mr. Winningham as chairman of the board of directors and helps to ensure the effective independent functioning of the board of directors in its oversight responsibilities. As the lead independent director, Mr. Young coordinates the activities of the other independent directors, including coordinating with the chairman to determine an appropriate schedule of board of directors and committee meetings, working with the chairman to schedule any special update meetings he may determine would benefit the board of directors, working with the chairman to jointly set and agree upon the agenda for meetings of the board of directors, coordinating with the chairman on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the board of directors' independent directors, calling any special meetings of the independent directors, serving as the principal liaison between the independent directors and the chairman, coordinating with the General Counsel and Secretary responses to questions and/or concerns from shareholders, employees, or other interested parties, and, in his dual role as lead independent director and chairman of the compensation committee, delivering the results of the chief executive officer's performance evaluation. Our board believes that the combined role of chairman and chief executive officer, while balanced with our use of a lead independent director, facilitates centralized board leadership in one person, so there is no ambiguity about accountability. In addition, given the relatively small size of our company, our board of directors believes that Mr. Winningham's leadership as both chairman and chief executive officer is appropriate. Our Board of Directors Guidelines on Significant Corporate Governance Issues ("Corporate Governance Guidelines") are posted on the Investor Relations portion of our website at www.theravance.com.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors and its committees set schedules for meetings throughout the year and can also hold special meetings and act by written resolutions from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each of our compensation, nominating/corporate governance and audit committees qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on the Investor Relations portion of our website at www.theravance.com.

Audit Committee

        The current members of our audit committee are Dr. Malkiel, Mr. Mitchell, Mr. Broshy and Mr. O'Connor, each of whom is a non-employee member of our board of directors and can read and understand fundamental financial statements. Dr. Malkiel has served as a member of the committee since October 2013, Mr. Mitchell has served since October 2014, Mr. Broshy has served since April 2015 and Mr. O'Connor has served since October 2015. Dr. Malkiel, Mr. Mitchell, Mr. Broshy and Mr. O'Connor are each independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to audit committee members. Dr. Malkiel serves as chair of the audit committee. Our board of directors has determined that Dr. Malkiel qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. During our fiscal year ended December 31, 2018, our audit committee held eight meetings.

        The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for periodically reviewing financial reporting processes and disclosure controls and processes based on consultation with the Company's management and independent auditors and counsel and reviewing with management and the independent auditors the adequacy and effectiveness of the Company's internal controls over financial reporting and the effectiveness of the Company's disclosure controls and procedures. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.

Compensation Committee

        The current members of our compensation committee are Messrs. Young and Broshy and Drs. Ringrose and Whitesides, each of whom is independent under applicable requirements of Nasdaq. Mr. Young and Drs. Ringrose and Whitesides have served as members of the committee since October 2013 and Mr. Broshy has served as a member of the committee since October 2014. Mr. Young serves as chair of the compensation committee. The purpose of our compensation committee is to review and approve our overall compensation strategy and policies. Specifically, our compensation committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for our principal executive officer, other executive officers and any key employees for each fiscal year; recommends to our board of directors the compensation of our directors; recommends to our board of directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants options and other equity awards; and administers our equity incentive plans and similar programs. During our fiscal year ended December 31, 2018, our compensation committee held five meetings.

        Mr. Winningham, our principal executive officer, does not participate in the determination of his own compensation or the compensation of our directors. However, he makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and any key employees, and he often participates in the committee's deliberations about their compensation. Our General Counsel, Chief Financial Officer and our Senior Vice President, Human Resources, also assist our compensation committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of our executive officers or directors.

        During our fiscal year ended December 31, 2018, our compensation committee engaged the services of Frederic W. Cook & Co. ("FW Cook"), a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other companies. FW Cook reports directly to the compensation committee. FW Cook does not provide any services to us other than the services provided to the compensation committee. The compensation committee has assessed the independence of FW Cook pursuant to SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the committee.

Nominating/Corporate Governance Committee

        The current members of our nominating/corporate governance committee are Drs. Molineaux and Malkiel and Mr. Young, each of whom is a non-employee member of our board of directors and is independent under applicable requirements of Nasdaq. Dr. Molineaux has served as chair of the nominating/corporate governance committee since she joined the committee in February 2018. Dr. Malkiel and Mr. Young have served as members of the committee since October 2013. The nominating/corporate governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors, and evaluates the performance of our board of directors and individual directors. Our nominating/corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters. During our fiscal year ended December 31, 2018, our nominating/corporate governance committee held three meetings.

Considerations in Evaluating Director Nominees

        Our nominating/corporate governance committee's criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full board of directors for selection, as director nominees are as follows:

  •
  Our nominating/corporate governance committee evaluates the current composition and organization of the board of directors and its committees, determines future requirements and makes recommendations to the board of directors for approval.

  •
  Our nominating/corporate governance committee evaluates the performance of the board of directors and of individual directors and oversees the board of directors' performance evaluation process, including conducting surveys of director observations, suggestions and preferences.

  •
  While our nominating/corporate governance committee has not established specific minimum qualifications for director candidates, in its evaluation of director candidates, including the members of the Board eligible for re-election, our nominating/corporate governance committee considers: (1) the current size and composition of the board of directors and the needs of the board of directors and its committees; (2) such factors as personal integrity, knowledge, skills, expertise, diversity of experience, ability to take independent analytical inquiries, understanding of Theravance Biopharma's business environment and willingness to devote adequate time and effort to serve as members of the board of directors; (3) relationships between directors and Theravance Biopharma's customers and suppliers; and (4) such other factors as the committee may consider appropriate.

  •
  With regard to candidates who are properly recommended by shareholders or by other means, our nominating/corporate governance committee will review the qualifications of any such candidate, which review may, in our nominating/corporate governance committee's discretion, include interviewing references, direct interviews with the candidate, or other actions our nominating/corporate governance committee deems necessary or proper.

  •
  Our nominating/corporate governance committee has the authority to retain and terminate any third-party search firm to identify director candidates, and has the authority to approve the fees and retention terms of such search firm.

  •
  After completing its review and evaluation of director candidates, our nominating/corporate governance committee selects, or recommends to the full board of directors for selection, the director nominees.

        Our nominating/corporate governance committee does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. However, as discussed above, diversity of experience is one of the numerous criteria our nominating/corporate governance committee reviews before recommending a candidate.

        In addition, the board of directors (which includes our Chief Executive Officer) has used and may in the future use the services of a third party search firm to help identify, screen, conduct background investigations of, and interview potential director candidates.

Compensation Committee Interlocks and Insider Participation

        As noted above, the compensation committee of our board of directors is comprised of Messrs. Broshy and Young and Drs. Ringrose and Whitesides. None of the members of our compensation committee was at any time during the fiscal year ended December 31, 2018 (or at any other time) an officer or employee of Theravance Biopharma. None of our executive officers serve, or served during our fiscal year ended December 31, 2018, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

Meetings of the Board of Directors

        The full board of directors met five times during our fiscal year ended December 31, 2018. No director attended fewer than 75% of the total number of meetings of the board of directors (held during the period he or she was a director) and meetings of any committees of the board of directors (held during the period he or she was a member) during our fiscal year ended December 31, 2018.

        It is our policy that directors are invited and encouraged to attend our annual general meetings, and all of our directors attended the 2018 Annual Meeting. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors.

Shareholder Recommendations for Nominations to the Board of Directors

        Our nominating/corporate governance committee reviews shareholder recommendations for candidates to our board of directors in accordance with our Corporate Governance Guidelines and our Shareholder—Director Communications Policy & Procedures. The board of directors' policy is to consider all bona fide director candidates recommended by shareholders of the Company. To recommend a candidate for election to the board of directors, a shareholder must notify the nominating/corporate governance committee by writing to the General Counsel or Secretary of Theravance Biopharma (Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attention: General Counsel/Secretary) no later than the deadlines set forth in Theravance Biopharma's proxy statement for the preceding annual general meeting. Such shareholder's notice must include the following information to be considered: (i) to the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Securities Exchange Act, in which such individual is a nominee for election to the board of directors, including the candidate's name, age, detailed biographical data and qualifications for serving on our board of directors (including the candidate's principal occupation or employment), information regarding any relationships between us and the candidate within the last three years and the number of our ordinary shares beneficially owned by the candidate; (ii) the director candidate's written consent to (A) if selected, be named in Theravance Biopharma's proxy statement and proxy and (B) if elected, to serve on the board of directors; (iii) a statement from the recommending shareholder in support of the candidate, including a statement regarding the candidate's satisfaction of the board of directors'

membership criteria set forth in our Corporate Governance Guidelines; and (iv) any other information that such shareholder believes is relevant in considering the director candidate. The shareholder is also advised to provide evidence of the recommending person's ownership of our shares and the shareholder's name and address.

Board Oversight of Risk

        One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. While our board of directors is ultimately responsible for risk oversight, our board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and related procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. The nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities, and evaluates the risks inherent in significant transactions.

Director Compensation

        The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our board of directors.

Cash Compensation

        Each non-employee member of our board of directors receives an annual retainer of $55,000 per year. Each non-employee member of our board of directors also receives the following meeting fees: (i) $1,000 for each board meeting attended ($500 for scheduled in-person meetings that a board member attends by video or telephone conference); (ii) an additional $1,500 for attending in-person board of directors meetings held outside the United States; and (iii) $2,000 for each committee and subsidiary board meeting attended (and $1,000 for scheduled in-person meetings that a board member attends by video or telephone conference). We also pay the following fixed annual retainers to our committee chairpersons and our lead independent director:

  •
  Lead independent director: $25,000;

  •
  Audit committee chairperson: $20,000;

  •
  Compensation committee chairperson: $13,000; and

  •
  Nominating/corporate governance committee chairperson: $10,000.

The Chairperson of our science and technology advisory committee, Dr. Ringrose, also receives a fixed annual retainer of $10,000.

        The members of our board of directors are eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policies.

Equity Compensation

        Each of our non-employee directors is also compensated with periodic automatic grants of equity awards under a program implemented under our 2013 Equity Incentive Plan. These grants are non-discretionary, and only our non-employee directors are eligible to receive these automatic grants.

        Under our automatic grant program, each individual who first becomes a non-employee director will, on the date such individual joins our board of directors, automatically be granted a one-time nonstatutory share option grant covering 12,000 ordinary shares. These initial option grants vest monthly over the director's first two years of service. In addition, on the date of joining our board of directors, a new non-employee director will also receive the standard annual equity awards (if joining on the date of our annual general meeting) or pro-rated annual equity awards (if joining on any other date), as described below. The pro-ration will be based upon the number of months of service the new board member will provide during the 12-month period ending on the one-year anniversary of the most recent annual general meeting.

        Annually (if applicable, upon his or her re-election to our board of directors at the annual general meeting), each non-employee director is automatically granted the following equity awards: (i) a grant of restricted share units ("RSUs") covering ordinary shares with a grant date value of $200,000 and (ii) a nonstatutory share option grant covering 6,000 ordinary shares. These RSUs vest in full on the earlier of the one-year anniversary of the date of grant or the next annual general meeting, subject to continued service through such date. The share options vest monthly over one year of service.

        All automatic equity awards vest in full if we are subject to a change in control or the board member dies or becomes disabled while in service. Each share option granted pursuant to the automatic grant program will have an exercise price equal to the fair market value of our ordinary shares on the date of grant, a term of up to ten years and will remain exercisable for three years following termination of a director's service other than for cause. Each RSU granted pursuant to the automatic grant program will be settled by issuing our ordinary shares upon vesting and includes cash dividend equivalent rights in the event we pay any cash dividends to shareholders while the award is outstanding.

        In addition to the automatic equity awards described above, directors are also eligible to receive other equity awards under our 2013 Equity Incentive Plan.

2018 Director Compensation Table

        The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during 2018, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)		Share Awards ($)(2)(3)(4)	Total ($)
(a)	(b)		(c)	(h)
Eran Broshy	91,000		273,867	364,867
Robert V. Gunderson, Jr.	68,000		273,867	341,867
Burton G. Malkiel, Ph.D.	112,000		273,867	385,867
Dean J. Mitchell	87,000		273,867	360,867
Susan Molineaux, Ph.D.	82,806		273,867	356,673
Donal O'Connor	87,500	(5)	273,867	361,367
Peter S. Ringrose, Ph.D.	92,000		273,867	365,867
Laurie Smaldone Alsup, M.D.	61,931		517,408	579,339
George M. Whitesides, Ph.D.	80,000		273,867	353,867
William D. Young	118,000		273,867	391,867

(1)
Includes the annual retainers paid to each director for service in 2018, as well as fees for attendance at board of director and committee meetings in 2018.

(2)
The amounts in these columns represent the aggregate grant date fair value of share awards and option awards granted to the director during 2018 computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 28, 2019 for a discussion of all assumptions made by us in determining the grant date fair value of our equity awards.

(3)
As of December 31, 2018, each of the above listed directors held outstanding, unvested RSUs under which 8,186 ordinary shares were issuable.

(4)
As of December 31, 2018, the above-listed directors held outstanding options to purchase the following number of our ordinary shares: Mr. Broshy (30,000); Mr. Gunderson (30,000); Dr. Malkiel (30,000); Mr. Mitchell (30,000); Dr. Molineaux (18,000); Mr. O'Connor (18,000); Dr. Ringrose (30,000); Dr. Smaldone Alsup (19,500); Dr. Whitesides (30,000); and Mr. Young (30,000). As of December 31, 2018, certain of the above-listed directors also held outstanding options to purchase the following number of shares of Innoviva, Inc.'s ("Innoviva") common stock: Mr. Gunderson (22,755); Dr. Malkiel (37,925); Dr. Ringrose (22,755); Dr. Whitesides (37,925); and Mr. Young (22,755). The Innoviva options held by our non-employee directors are fully vested, but, in connection with our spin-off from Innoviva in 2014, they were amended to remain outstanding based on service on our board of directors.

(5)
Includes $8,000 earned by Mr. O'Connor for service as a director of Theravance Biopharma Ireland Limited during 2018.

Non-Employee Director Share Ownership Guidelines

        Effective January 1, 2018, our board of directors adopted share ownership guidelines for our non-employee directors. Pursuant to these guidelines, beginning on the later of January 1, 2023 or after five years of service, non-employee directors are expected to hold shares (including RSUs, and whether or not vested) with a value equal to at least five times their annual base cash retainer.

Shareholder Communications with the Board of Directors

        Shareholders interested in communicating with the board of directors or a particular director should send correspondence to Theravance Biopharma, Inc., c/o of its U.S. subsidiary, Theravance Biopharma US, Inc., at 901 Gateway Boulevard, South San Francisco, California 94080, Attn: Secretary. Each communication should set forth (i) the name and address of the shareholder as it appears on our books and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares, and (ii) the number of ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Shareholder—Director Communications Policy & Procedures, the Secretary has been instructed, in his discretion, to screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the board of directors or a particular director, as appropriate.

EXECUTIVE OFFICERS

        The following table provides information concerning our executive officers as of March 4, 2019:

Name	Age	Position(s)
Rick E Winningham	59	Chief Executive Officer and Chairman of the Board
Ann B. Brady	52	President, Theravance Biopharma Ireland Limited
Brett K. Haumann	49	Senior Vice President, Clinical Development and Chief Medical Officer
Sharathchandra (Sharath) S. Hegde	55	Senior Vice President, Research
Frank Pasqualone	63	Senior Vice President and Chief Commercial Operations Officer
Kenneth R. Pitzer	55	Senior Vice President, Product Strategy and Commercial Planning
Vijay Sabesan	46	Senior Vice President, Technical Operations
Bradford J. Shafer	58	Executive Vice President, General Counsel and Secretary
Philip D. Worboys	49	Senior Vice President, Translational Science

        Rick E Winningham.    See biographical information set forth above under "Proposal One: Election of Directors—Information Regarding the Nominees and Other Directors."

        Ann B. Brady, Ph.D., joined Theravance Biopharma in April 2016 as President, Theravance Biopharma Ireland Limited, a subsidiary of Theravance Biopharma, Inc., where she is responsible for the leadership and growth of the Company's operation based in Dublin, Ireland. In addition, Dr. Brady leads the company's Global Alliance Management activities with responsibility for Theravance Biopharma's portfolio of strategic partnerships. Prior to joining Theravance Biopharma, Dr. Brady served as Vice President, Alliance Management & New Market Development at Shire, plc where from 2007-2014 she led the expansion of Shire's business in Europe, Asia and Latin America via the establishment of local operating companies and the formation of strategic alliances. She also served as Executive Director on the Board of Shire Pharmaceuticals Ireland, Ltd. from December 2007 until March 2014. Dr. Brady began her career at Elan Corporation, plc and served in broad ranging roles of increasing responsibility across R&D, Operations, Commercial Management and Corporate Development, including Vice President, Business Development, during her 15 year tenure. Dr. Brady is a member of the Institute of Directors in Ireland (M Inst D). She also serves as a Non-Executive Director on the Boards of two early stage, privately held biopharmaceutical companies, Avectas Ltd and An2H Discovery Ltd. Dr. Brady holds a BA (Mod) and PhD in Chemistry from Trinity College, Dublin.

        Brett K. Haumann, M.D., joined Theravance Biopharma in June 2014 in connection with our spin-off from Innoviva, after joining Innoviva as Vice President, Clinical Development, in October 2013. He became Vice President, Clinical Development and Operations of Innoviva in March 2014 and became Senior Vice President, Clinical Development at Theravance Biopharma in December 2014. Dr. Haumann served as Chief Medical Officer at, and on the board of directors of Circassia Limited, a biopharmaceutical company from September 2012 to June 2013 and on the board of directors of Reacta Biotech LTD from June 2014 to November 2016. Dr. Haumann held senior positions at GlaxoSmithKline, including Medicines Development Leader and Vice President Clinical Development until August 2012. Dr. Haumann has more than 20 years of experience in the discovery and development of pulmonary and allergy medicines. He is a member of the board of directors of Aimmune Therapeutics, Inc. Dr. Haumann completed his M.D. at the University of Witwatersrand Medical School, South Africa and holds an M.B.A. from Open University, United Kingdom.

        Sharathchandra (Sharath) S. Hegde, Ph.D., joined Theravance Biopharma in June 2014 in connection with the spin-off from Innoviva and became Senior Vice President, Research in March 2016. After joining Innoviva in September 1999, Dr. Hegde held various positions in the Pharmacology Department before being promoted to Vice President, Pharmacology in June 2007 and later becoming

Vice President, Discovery Biology of Theravance Biopharma in June 2015. Prior to joining Innoviva, Dr. Hegde spent 9 years at Syntex Corporation, later acquired by Roche Holdings Ltd. as an Associate Director and, later, Director of Pharmacology. Dr. Hegde obtained his Ph.D. in Pharmacology from the University of Houston and obtained his B.Pharm/M.Pharm degree in Pharmacy/Pharmacology from the University of Bombay.

        Frank Pasqualone joined Theravance Biopharma as Senior Vice President, Operations in June 2014 in connection with our spin-off from Innoviva. Prior to the spin-off, Mr. Pasqualone held the position of Senior Vice President, Operations at Innoviva since January 2014. From 2010 to 2012, he served as President of Intercontinental Region: Latin America, Middle East and Africa and also as President of Southern Europe from 2009 to 2010, at Bristol-Myers Squibb (BMS). Over a 25-year period with BMS, Mr. Pasqualone held senior management positions in the U.S. and globally. In the U.S., he was responsible for the Oncology/Virology business and led the marketing group in the Diabetes business. Since leaving Bristol-Myers Squibb and prior to joining Theravance, Mr. Pasqualone was self-employed as a part-time consultant. Mr. Pasqualone holds an M.B.A. from University of Dayton and a B.S. in Marketing from Bowling Green State University in Ohio.

        Kenneth R. Pitzer, D.V.M., has served as our Senior Vice President, Product Strategy and Commercial Planning since March 2016. Previously, Dr. Pitzer was Vice President, Strategic and Commercial Planning since he joined Theravance Biopharma in October 2014 from Innoviva, where he held the position of Vice President, Strategic and Commercial Planning since January 2008. Dr. Pitzer joined Innoviva in 2002 as Director, New Product Planning, and held various positions in the Commercial Development Department before being promoted to Vice President, Strategic and Commercial Planning in January 2008. Prior to joining Innoviva Dr. Pitzer worked at Lederle Laboratories, a pharmaceutical manufacturing company, as Marketing Manager from 1989 to 1995 and then at Cygnus, Inc., a biopharmaceutical company, from 1995 until 2002, ultimately serving as the Vice President of Product Management. Dr. Pitzer earned a Doctor of Veterinary Medicine degree from The Ohio State University in 1987 and an M.B.A. from Carnegie-Mellon University in 1989.

        Vijay Sabesan has served as our Senior Vice President of Technical Operations since February 2019, prior to which he served as Vice President of Technical Operations since February 2017 and Vice President of Process R&D since February 2016. He joined the company in June 2014 in from Innoviva as Senior Director of Process R&D. With Innoviva from 2004 to June 2014, he held various positions, ultimately serving as the Senior Director of Process R&D. Prior to joining Innoviva, Mr. Sabesan worked in the chemical process development group at Schering-Plough Research Institute from 1997 to 2004. Mr. Sabesan has a B.Tech. in Chemical Engineering from the Indian Institute of Technology, Madras, and an M.S. in Chemical Engineering from Rutgers University.

        Bradford J. Shafer has served as our Executive Vice President, General Counsel since March 2016 and our Secretary since November 2014. Previously, he was our Senior Vice President, General Counsel since September 2014. Prior to joining Theravance Biopharma, Mr. Shafer served as Senior Vice President, General Counsel and Secretary at Innoviva, since August 1999. From 1996 to 1999 he served as General Counsel of Heartport, Inc., a medical device company. From 1993 to 1996, Mr. Shafer was a partner in the Business and Technology Group at the law firm of Brobeck, Phleger & Harrison LLP. Mr. Shafer holds a J.D. from the University of California, Hastings College of the Law, where he was Editor-in-Chief of The Hastings Constitutional Law Quarterly, and a B.A. from the University of the Pacific, where he graduated magna cum laude.

        Philip D. Worboys, Ph.D., has served as our Senior Vice President, Translational Science since March 2016, where is he responsible for leading the progression of drug candidates from the discovery stage into human clinical studies, including clinical pharmacology and biomarker development as well as project management. Previously, Dr. Worboys was Vice President, Drug Metabolism and Pharmacokinetics (DMPK) since he joined Theravance Biopharma in October 2014 from Innoviva, where he held the position of Vice President, DMPK since November 2008. Prior to joining Innoviva, he served as Senior Director, DMPK at Roche Bioscience, Inc. since 2005. Dr. Worboys was an Associate Director, DMPK at Pharmacia Corporation from 2001 until its acquisition by Pfizer, Inc. and was Senior Director, DMPK at Pfizer, Inc. from 2003 to 2005. He spent the first part of his career in DMPK, at Merck Sharp & Dohme in Harlow, United Kingdom, and worked in various capacities at Aventis, Unilever and GlaxoSmithKline prior to that. Dr. Worboys obtained his Ph.D. degree in Pharmaceutics from Manchester University, United Kingdom. He holds a B.Sc. degree in Biochemistry from Imperial College of Science, Technology & Medicine at the University of London.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section discusses our executive compensation polices and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and offers perspective on the data presented in the tables and narrative that follow.

Executive Summary

        We are a biopharmaceutical company that was spun out of Innoviva, Inc. ("Innoviva") in June 2014. As a biopharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of the executive officers and our other key employees are critical factors affecting our long-term shareholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate employees while attracting and retaining highly qualified employees, motivating their performance and rewarding the achievement of key corporate goals. We also aim to align employees' long-term interests with those of our shareholders.

        Our portfolio spans a number of therapeutic areas and includes products in every stage of development from investigation and discovery, through early-, mid- and late-stage clinical trials, to commercialization and sale. It is important that our named executive officers understand the tactical and strategic elements of every program in our portfolio while the program progresses from research to development to commercialization and life cycle management. The breadth and depth of our portfolio requires current knowledge of, and facility with, complex issues encompassing patient needs, prescriber concerns and priorities, institutional dynamics, the "payor" landscape related to insurance reimbursement for patients and the priorities, plans, strengths and weaknesses of our competitors and potential partners. Our named executive officers must work in an integrated manner to maximize the value of each program, whether the program is wholly owned by Theravance Biopharma or rights and responsibilities are shared with a partner, and enable our research organization to discover and develop impactful new therapies.

  2018 Highlights

        Total Shareholder Return.    Our three-year annualized total shareholder return (TSR) for the three-year period ending December 31, 2018 was a compound growth rate of 16%, which is above the 75th percentile relative to our peer group described below.

        Achievement of Corporate Goals.    At the beginning of 2018, we set out to achieve ten corporate goals, all of which the compensation committee determined were either accomplished or partially accomplished in 2018. As described in further detail below in the "Annual Cash Incentive Compensation" section, among the goals that we achieved in 2018 were the approval by the US Food and Drug Administration ("FDA") of YUPELRI® (revefenacin) inhalation solution for the maintenance treatment of patients with COPD and positive results from the Phase 2 study of ampreloxetine (TD-9855), our norepinephrine reuptake inhibitor in development for the treatment of patients with symptomatic neurogenic orthostatic hypotension.

        CEO and Named Executive Officer Compensation.    Our named executive officers' total direct compensation (consisting of base salary, annual incentive bonus and the grant date fair value of equity awards as reported in the Summary Compensation Table) was below the median of our peer group (with the exception of Dr. Suliman, whose position was not compared to peer market data). This below-median total direct compensation is consistent with the special long term retention and performance incentive program implemented by the compensation committee in early 2016 for those of our executive officers employed by us at that time (the "Long-Term Retention and Performance Incentive Program") which is described in more detail below and consisted, in part, of restricted share unit awards ("RSUs") that were larger than in prior years, with extended, five-year vesting, and an expectation of substantially reduced replenishment awards in each of 2017 and 2018.

Compensation Philosophy and Objectives

        The difficulty of achieving our goals in the time frames specified, as well as the high level of drug development and leadership experience of the officer team, motivates our compensation philosophy and the emphasis on longer-term compensation.

        In order to attract, retain and incentivize our named executive officers, our compensation philosophy is to provide a competitive pay package with significant upside potential and an emphasis on long-term equity compensation over annual cash compensation because this is consistent with the drug development and commercialization cycle. We also strive to design officer compensation to reward annual goal achievement and increased shareholder value, while keeping focus on and greater potential financial reward for achievement of long-term, multi-year goals that we believe will create significant value for our shareholders. We believe that successful execution against the goals we set is the best way to enhance long-term shareholder value. Accordingly, our annual cash incentives and a substantial portion of our longer term incentives granted to named executive officers are tied to our achievement of corporate operating and drug development goals.

        Our annual and longer-term operating goals, which generally relate to the successful discovery, development, and regulatory approval of our compounds and the identification and execution of strong strategic partnerships, are aggressive. The business of discovering novel compounds and developing them as potential medicines is risky, the current regulatory environment for new drug approvals is uncertain, the field is highly competitive, and successful commercialization of approved medicines is challenging, including as a result of the increasing influence of third party payors after a novel compound is approved commercially. In addition, the time frames within which our operating goals must be achieved in order to earn annual incentive compensation are relatively short. We typically set more goals than we reasonably believe we can accomplish in a given time frame in order to drive the leadership team's performance and set a tone of high achievement.

Corporate Governance Policies

        Our executive officers are subject to share ownership guidelines. The share ownership guidelines require each of our executive officers to own shares (whether or not vested) and share equivalents (including RSUs that are not subject to performance-based vesting) equal in value to a multiple of base salary, specifically six times salary for the CEO and two times salary for our other executive officers. Executive officers are required to be in compliance with these guidelines by January 1, 2023, or, if later, by the five year anniversary of their becoming an executive officer. Thereafter, compliance will be measured annually. If, at the compliance measurement date, the executive officer does not meet the guideline, then until such officer is in compliance, he or she will be expected to hold 50% of our after-tax shares acquired thereafter, whether by option exercise, vesting or settlement of equity awards.

Compensation Committee

        The compensation committee of our board of directors is comprised of four non-employee members of the board of directors. The compensation committee's basic responsibility is to review the performance of our management in achieving corporate objectives and to ensure that the named executive officers as well as other members of senior management are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee reviews the performance of each named executive officer at least once each year, and generally twice per year. The CEO, as the manager of the executive team, assesses the executives' contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and annual replenishment equity award for each member of the executive team, other than himself. The compensation committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the CEO's contributions when the CEO is not present, and determines any increase in salary, cash bonus and annual replenishment equity award for him.

        The compensation committee reviews all components of the named executive officers' compensation when we provide the compensation committee with compensation summaries for each executive officer at the beginning of each year. The information in these summaries is used by the compensation committee to assist with analyzing existing compensation and any proposed changes in compensation for each named executive officer. The summaries include information regarding the accumulated value of equity ownership, how much is unvested, and the amount of potential value earnable under various share price and performance goal achievement scenarios.

        The summaries help the compensation committee to track changes in an officer's total direct compensation from year to year and to remain aware of the compensation historically paid to each named executive officer. The summaries reflect a variety of values for vested and unvested share awards assuming different share prices. They also provide insight into the aggregate values accumulated from historical equity awards and the potential costs of severance that result from the current severance program. In addition to the information and analyses supplied to the compensation committee as described above and in the peer group segment below, members of management support the compensation committee in its work from time to time and the compensation committee's independent executive compensation consultant provides compensation analyses, in each case, at the compensation committee's request.

Advisory Vote on Executive Compensation

        Our most recent advisory vote on named executive officer compensation took place at our 2017 annual meeting of shareholders, where over 97% of our shareholders voted "For" a non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for that meeting. At that same meeting, our shareholders approved holding a vote on executive compensation every three years. Our compensation committee reviewed the results of the 2017 advisory vote and viewed the high level of shareholder support as an affirmation of our compensation policies. As a result, our compensation committee concluded that no revisions were necessary to our named executive officer compensation program or philosophy.

Compensation Consultant

        The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the compensation committee. In accordance with this authority and as described in the "Corporate Governance—Board Committees—Compensation Committee" section beginning on page 20, the compensation committee confers from time to time with its independent executive compensation consultant, Frederic W. Cook & Co. ("FW Cook"). FW Cook is retained by and reports directly to the compensation committee and its role is to assist and advise the compensation committee on matters related to compensation for executive officers, other key employees and non-employee directors. FW Cook does not work on projects for management except as an agent of the compensation committee and with the advance knowledge and approval of the chairman of the compensation committee. The compensation committee has the sole authority to retain and dismiss its outside compensation consultants.

Peer Group

        The peer group used to evaluate 2018 compensation decisions was established in September 2017, taking into account the advice of FW Cook. In selecting peer companies, FW Cook focused on companies with average 2016 market capitalization between 0.25x 5.0x of our market capitalization at the time the peers were chosen. The goal was to generally position our market capitalization near the median of the peer group so that the data would be relevant for 2018 decision making. At the time our peers were selected in late 2017, our market capitalization was $1.6 billion, which was higher than the new peer group median of $1.3 billion on average in 2016. In selecting peer companies, 2016 average market capitalization was considered the primary size criterion because market capitalization is directly correlated to stock price, which can drive equity compensation use and reported executive officer grant values. The resulting peer group consists of the following companies:

Peer Group
Acorda Therapeutics	Intersect ENT
Agios Pharmaceuticals	Ionis Pharmaceuticals
Alnylam Pharmaceuticals	Ironwood Pharmaceuticals
Assertio (formerly known as Depomed)	Juno Therapeutics*
Bluebird Bio	Nektar Therapeutics
Clovis Oncology	Neurocrine Biosciences
Dynavax Technologies	Portola Pharmaceuticals
Exelixis	PTC Therapeutics
FibroGen	Retrophin
Five Prime Therapeutics	Seattle Genetics
Halozyme Therapeutics	Ultragenyx Pharmaceutical
Heron Therapeutics

*
Acquired in 2018.

        We operate in an intensely competitive labor market, in which talented employees typically have many alternatives and it is relatively easy to change jobs. Accordingly, when making recommendations to our compensation committee and in making compensation decisions, our CEO and compensation committee review data about the compensation of similar officers at the peer group companies, with a view that compensation levels should generally be at least at median of the peer data. While we believe this data provides useful insight into the competitiveness of our compensation packages, the compensation data provides only a reference point and we do not currently target any particular benchmark. Factors specific to our company and the individual named executive officers primarily inform our compensation decisions. For example, we believe that our portfolio of research and development programs, which currently includes multiple compounds in clinical development, and an approved product, is generally broader than those of companies in our peer group, which affects the skills and experiences needed by our executive officers and in turn affects our compensation decisions to attract and retain them.

Principal Elements of Compensation

  Base Salaries

        Base salaries are set to reflect compensation commensurate with the individual's current position, work experience and contribution. Our goal in this regard is to attract and retain high caliber talent for the position and to provide a base wage that is not subject to performance risk. Salary for the CEO and the other named executive officers is determined based on the underlying scope of their respective responsibilities, their personal experience working at innovative drug discovery companies, and taking into account competitive market compensation data as a reference point. We review base salaries for the named executive officers annually, generally in the first quarter of each year. The CEO proposes salary adjustments to the compensation committee (other than for himself) based on any changes in competitive market salaries, individual performance and/or changes in job duties and responsibilities. The compensation committee then determines any salary adjustment applicable to each of the named executive officers.

        In February 2018, our compensation committee approved the following base salary increases for our named executive officers:

Name	Increase in Annual Base Salary
Rick E Winningham	2.5%
Renee D. Gala	7%
Brett Haumann	3.5%
Bradford J. Shafer	3.5%
Shehnaaz Suliman	2%

        In the case of Dr. Haumann and Mr. Shafer, the increase was consistent with the reference amount the compensation committee allocated for employee merit increases generally of 3.5%. Ms. Gala received the same 3.5% annual merit increase, as well as an additional 3.5% increase to ensure her salary was competitive and to reflect performance and growth in her role. Dr. Suliman was a recent hire and was therefore provided a smaller increase to reflect less than a year of service. At his recommendation, Mr. Winningham received a smaller increase of 2.5%.

  Annual Cash Incentive Compensation

        Our named executive officers are eligible for annual cash incentives under our company-wide bonus program which is designed to reward the achievement of key corporate goals established by our board of directors at the beginning of the year and which we believe should increase shareholder value over time.

        Each named executive officer has a target bonus stated as a percentage of annual base salary for the year. For 2018, target bonus percentages were 50% of annual base salary for the year for executive and senior vice presidents and 60% of annual base salary for the year for our CEO, which reflects no changes from 2017 target bonus percentages.

        The goals applicable to the annual bonus program are established by our full board of directors at the beginning of the year as part of our annual business plan and communicated to employees. Specific weightings are not assigned to the goals, in order to provide our compensation committee with flexibility to determine each goal's relative weight and importance on the basis of actual results. At the end of the year, our compensation committee reviews our performance against the goals and determines the overall level of achievement, which determines the size of the bonus pool for all employees, as well as individual bonus amounts for the named executive officers. In making these determinations, the compensation committee considers information presented by our CEO and Senior Vice President, Human Resources, Organization and Leadership on our company wide performance against goals and the individual contributions of the named executive officers toward achievement of the goals.

        The goals for the cash bonus program in 2018 are listed in the table below (as well as the determination of our compensation committee on whether or not each goal was achieved) and applied to the bonus program for all employees, including our named executive officers. If all the goals for 2018 were fully achieved, our bonus pool would have been funded at 150% of target, reflecting the difficulty of achieving all of the bonus goals in the time period required.

2018 Corporate Goals	Achieved
1. Initiate Phase 2b Study of TD-1473 in Ulcerative Colitis	☑
2. Initiate Phase 2 Study of TD-1473 in Crohn's Disease	☑
3. Report positive results from Phase 3b peak inspiratory flow rate (PIFR) study of YUPELRI® (Revefenacin)	☑	(1)
4. Approval of Yupelri new drug application (NDA) and commercial launch of YUPELRI	☑
5. Report positive results from Phase 2a study of TD-9855 in Neurogenic Orthostatic Hypotension (nOH)	☑
6. Agree on expedited development pathway for TD-9855 with the FDA and initiate registrational study of TD-9855 in Neurogenic Orthostatic Hypotension	☑
7. Nominate 2-3 Development Candidates	☑
8. Complete 2-3 corporate and/or business development transactions, based on business needs	☑	(1)
9. Report metrics that confirm we are attracting, retaining, and developing an exceptional, passionate workforce	☑
10. Achieve year-end cash balance of ~2 years projected burn	☑

(1)
Goal partially achieved, as described in further detail below.

        As the table above indicates, for purposes of the 2018 cash bonus program, our compensation committee determined that we fully achieved eight out of ten annual performance goals for 2018. Our compensation committee also determined that we partially achieved two additional performance goals. As a result, the compensation committee determined to fund the cash bonus pool at 133% of target.

        We achieved the following goals during 2018:

  •
  Goal 1. Initiate Phase 2b Study of TD-1473 in Ulcerative Colitis.  We progressed from a Phase 1b study to a Phase 2b/3 program following discussions with the European Medicines Agency (EMA) and FDA. A number of sites were activated within the U.S. and were screening patients for the Phase 2b/3 Ulcerative Colitis studies in 2018. While the first patient was not dosed in 2018, the compensation committee concluded that the work necessary to enable dosing was all completed in 2018.

  •
  Goal 2. Initiate Phase 2 Study of TD-1473 in Crohn's Disease.  The Crohn's Disease Phase 2 study has been initiated, and we announced that the first patient was dosed in November.

  •
  Goal 4. Approval of Yupelri NDA and commercial launch of YUPELRI.  YUPELRI was approved by the FDA on November 9, 2018, before the Prescription Drug User Fee Act date of November 13, 2018. Commercial lots of YUPELRI were shipped to wholesalers in December 2018.

  •
  Goal 5. Report positive results from Phase 2a study of Ampreloxetine (TD-9855) in Neurogenic Orthostatic Hypotension (nOH).  We reported positive data from the Phase 2 study of Ampreloxetine in nOH in August 2018. Top-line results from the study included durable improvements in patients' disease symptom severity after four weeks of treatment with TD-9855, as measured by Orthostatic Hypotension Symptom Assessment Question #1 (OHSA #1). There were no drug-related serious adverse events reported, and TD-9855 was generally well tolerated in the study.

  •
  Goal 6. Agree on expedited development pathway for Ampreloxetine with the FDA and initiate registrational study of Ampreloxetine in Neurogenic Orthostatic Hypotension.  We concluded our discussions with the FDA on the design of a pivotal Phase 3 registrational program and initiated the program in early 2019.

  •
  Goal 7. Nominate 2-3 Development Candidates.  We nominated one new drug development candidate from our research programs. These research programs are focused in the areas of inflammation and immunology, with the goal of designing medicines that provide local activity restricted to targeted tissues and without systemic exposure, in order to maximize patient benefit and minimize risk. In addition, we progressed a second compound through the early stage studies required in order to declare this compound a development candidate before the program was paused based on portfolio considerations. Because the work necessary to nominate a second development candidate had been completed, the compensation committee determined that the goal for the second development candidate had been achieved.

  •
  Goal 9. Report metrics that confirm we are attracting, retaining, and developing an exceptional, passionate workforce.  The compensation committee considered our accomplishments and key metrics in hiring, retention and employee relations, and determined we had achieved the 2018 workforce goal.

  •
  Goal 10. Achieve year-end cash balance of ~2 years projected burn.  We raised substantial capital during 2018 through the debt markets and collaborative partnership transactions, all of which was achieved without dilution of our shares. Our cash, cash equivalents, and marketable securities totaled $517.1 million as of December 31, 2018, which we anticipate will fund at least two years of operating expenses.

        While we did not fully achieve certain goals during 2018, the compensation committee considered the following factors, including partial achievement:

  •
  Goal 3. Report positive results from Phase 3b peak inspiratory flow rate (PIFR) study of YUPELRI® (Revefenacin).  We presented results from our Phase 3b PIFR study of YUPELRI® (Revefenacin) in October 2018 at the 2018 CHEST annual meeting. The compensation committee believes that while the Phase 3b study failed to show statistically significant improvements for nebulized YUPELRI over handheld tiotropium in the overall population, the statistically significant improvements in patients with severe to very severe Chronic Obstructive Pulmonary Disease with YUPELRI provided valuable insight into a patient subgroup we believe is well suited to benefit from a once-daily, long-acting nebulized therapy. In addition, the compensation committee believes that this study was informative as the first head-to-head study conducted between tiotropium dry powder via Handihaler and a nebulized treatment, such as YUPELRI.

  •
  Goal 8. Complete 2-3 corporate and/or business development transactions, based on business needs.  We sold VIBATIV® to Cumberland Pharmaceuticals and the transaction closed in mid-November. No other transactions were desirable during this period based on business needs. Accordingly, the compensation committee considered this goal to be partially achieved.

        The actual bonuses awarded to our named executive officers are shown in the table below and reflected in the Bonus and Non-Equity Incentive Compensation columns of the "Summary Compensation Table" on page 42:

Name	Title	Cash Bonus ($)	Percentage of Target (%)
Rick E Winningham	Chief Executive Officer	764,921	133
Renee D. Gala	Senior Vice President and Chief Financial Officer, Treasurer	316,326	133
Brett Haumann	Senior Vice President, Clinical Development and Chief Medical Officer	349,125	133
Bradford J. Shafer	Executive Vice President, General Counsel and Secretary	345,497	133
Shehnaaz Suliman	Senior Vice President, Corporate Development and Strategy	322,288	133

  Equity Incentive Compensation

        We believe that successful research, development and commercialization of medicines requires excellent functional expertise. However, functional expertise alone will not result in approved medicines, successful customer interactions or a successful company. Our long-term equity incentives seek to support our strategy of attracting employees with excellence and expertise in functional areas (e.g. medicinal chemistry, different disciplines of biology, physical chemistry, process chemistry, clinical science, clinical trial execution, partnering and collaboration, strategic marketing, marketing science and financial planning). Equally as important, our equity incentive plans seek to support an environment of extraordinary teamwork as well as long-term retention of our employees in an intensely competitive environment.

        The types of equity compensation comprising the mix of officer compensation consist of: (i) options with time-based vesting, which require the market value of our ordinary shares to increase before they are valuable; (ii) performance-contingent restricted share awards ("RSAs") or restricted share unit awards ("RSUs"), the right to which is dependent upon successful completion of corporate performance goals; and (iii) RSUs with time-based vesting. We do not use a targeted cash/equity split to set officer compensation. In 2018, we granted RSUs with time-based vesting to all of our named executive officers.

        Generally, in order to align the officer's interests with those of our shareholders, a significant option grant is made to a named executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Annual replenishment equity awards generally are considered during the first quarter of each year, and additional equity awards may be made in connection with an officer earning a promotion or taking on additional duties or for retention purposes in certain circumstances. Options have been used primarily as a hiring incentive, with annual replenishment awards provided in the form of RSUs. Replenishment equity awards are granted annually based on recommendations to the compensation committee from the CEO and guidelines established in 2014. Replenishment equity awards generally vest over a four-year period, although the replenishment RSUs awarded to our named executive officers in 2016 vest over a five-year period. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employ and to enhance shareholder value over time. Annual replenishment equity award grants to all employees generally are made during the first quarter of each year at a meeting of the compensation committee following annual employee performance reviews.

        The replenishment equity awards granted to our named executive officers other than Dr. Suliman in early 2018 were part of the special Long-Term Retention and Performance Incentive Program adopted by the compensation committee in 2016 and had below-median grant value compared to the peer group data available at the time. The Long-Term Retention and Performance Incentive Program was described in detail in our 2017 proxy statement and consists of (1) 2016 replenishment RSUs twice the size of the guideline replenishment award for the executive officers, with extended five-year vesting and an expectation of substantially reduced replenishment awards in each of 2017 and 2018; and (2) long term RSAs (or, in the case of Dr. Haumann, as a result of tax-related concerns in his country of residence at the time of grant, RSUs) offering the named executive officers the opportunity to earn higher value over the 2016-2020 timeframe depending on how many key operating goals and objectives are achieved during that five year period (the "Five Year Performance RSAs"). The Five Year Performance RSAs vest based on the achievement of critical operating goals and objectives over the 2016-2020 timeframe and continued employment. In addition to strong key employee retention from the replenishment RSUs with time-based vesting, the Long-Term Retention and Incentive Program is designed to reward the named executive officers for achievement of specific business objectives that the compensation committee views as critical long-term value drivers. While Dr. Suliman was not employed by us when the Long-Term Retention and Performance Incentive Program was implemented and therefore is not a participant in that program, in connection with her hire in 2017 she was granted 50,000 performance-contingent RSUs with a goal of creating a similar performance incentive.

  2018 Annual Replenishment RSUs

        2018 was the third and final year of the Long-Term Retention and Performance Incentive Program and this resulted in 2018 replenishment equity awards for our named executive officers (other than Dr. Suliman) with grant date fair values that were below-median relative to the available peer group data. In connection with the Long-Term Retention and Performance Incentive Program, the guideline replenishment equity award for 2016, 2017 and 2018 for each participant in the Long-Term Retention and Performance Incentive Program was multiplied by three ("3-year award") to determine the number of shares that might normally be provided over that three year period. Each named executive officer participating in the Long-Term Retention and Performance Incentive Program was granted two-thirds of his respective 3-year award as a replenishment RSU in early 2016 with five-year vesting. Of the remaining one-third of the 3-year award, 60% was eliminated by the officer in exchange for being eligible to participate in the long-term five-year performance-contingent component of the Long-Term Retention and Performance Incentive Program. Twenty percent of the remaining one-third was granted to each named executive officer in 2017 and the other 20% of the remaining one-third was granted to each named executive officer in February 2018. These were the only equity grants made in 2018 to our named executive officers participating in the Long-Term Retention and Performance Incentive Program.

        The following table shows the number of replenishment RSUs that were granted to each of the named executive officers participating in the Long-Term Retention and Performance Incentive Program in the first quarter of 2018, which is consistent with the Long-Term Retention and Performance Incentive Program (described further below) and was intended to accelerate to 2016 certain RSU awards that might otherwise have been granted in 2017 and 2018. We did not grant any other equity awards to our named executive officers participating in the Long-Term Retention and Performance Incentive Program in 2018. In addition to equity award values for such named executive officers that were below the median of our peer group, the reduced replenishment awards in 2017 and 2018 also resulted in total direct compensation for our named executive officers (other than Dr. Suliman) for

2017 and 2018 that was much lower than 2016 total direct compensation (approximately 60% lower for our CEO), and was below the median of our peer group.

Name and Title*	2018 RSUs
Rick E Winningham Chief Executive Officer	28,000
Renee D. Gala Former Senior Vice President and Chief Financial Officer, Treasurer	9,000
Brett Haumann Senior Vice President, Clinical Development and Chief Medical Officer	9,000
Bradford J. Shafer Executive Vice President, General Counsel and Secretary	9,000

*
Does not include Dr. Suliman as she is not a participant in the Long-Term Retention and Performance Incentive Program

        As Dr. Suliman was not employed by us at the time the Long-Term Retention and Performance Incentive Program was implemented, she did not receive the larger replenishment equity award in 2016. As a result, Dr. Suliman did not receive a reduced replenishment equity award in 2018, but received an award of 65,000 RSUs and which was consistent with the guideline.

  Five-Year Performance RSAs and Suliman Performance RSUs

        As described in detail in the "Equity Incentive Compensation" section of our 2017 proxy statement, the vesting of the Five-Year Performance RSAs granted to our named executive officers in 2016 hinges on the achievement of nine pre-specified milestones between 2016 and 2020, as well as continued employment. We believe the goals underlying the Five-Year Performance RSAs are strategically important for us and, if achieved in the manner set forth in the Long-Term Retention and Performance Incentive Program, should increase shareholder value substantially. There are three potential vesting events, upon the achievement of any combination of milestones that add up to at least 10, 15 and 20 achievement points. Prior to 2018 two milestones—for Phase 3 Success and the first successful completion of a business development transaction—were achieved, resulting in eight achievement points but no vesting event for the awards. In 2018 a third milestone, First Proof of Concept (non-LUNAR program) (meaning completion of a Phase 2a study that shows efficacy and tolerability of a Company compound) was achieved, which triggered the first vesting event for the Five-Year Performance RSAs and resulting in vesting of 25% of the shares subject to the awards. A complete list of the goals applicable to the Five-Year Performance RSAs is set forth in the "Equity Incentive Compensation" section of our 2017 proxy statement. We believe that these goals are extremely challenging, as further evidenced by the fact that no shares subject to these awards vested until 2018, which was halfway through the program's five-year performance cycle.

        As described in detail in the "Equity Incentive Compensation" section of our 2018 proxy statement, in connection with Dr. Suliman's commencement of employment with us and in order to create a performance incentive similar to the Five-Year Performance RSAs granted to our other named executive officers as part of the Long-Term Retention and Incentive Program, she was granted performance-contingent RSUs for 50,000 ordinary shares. There are two potential vesting events, each triggered by the achievement of one of three performance milestones applicable to the award. Fifty percent of the performance-contingent RSUs were eligible to vest upon certification of achievement of the first performance milestone, and the remaining 50% of the performance-contingent RSUs were eligible to vest on the one year anniversary following certification of achievement of a second performance milestone; provided, however, Dr. Suliman remains employed with us through the applicable vesting date.

        In February 2018, the compensation committee determined that one performance milestone for the first successful completion of a business development transaction was achieved, as it related to our entry into the License and Collaboration Agreement with Janssen. As a result, 50% of Dr. Suliman's performance contingent RSUs vested on February 20, 2018.

  Post-Termination Protection

        We believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment because such transactions frequently result in senior management changes. We provide change in control protections to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our shareholders in the transaction. No new agreements with our named executive officers covering potential payments upon termination or change-in-control were entered into during 2018, nor were there any amendments to such existing named executive officer agreements.

        The change in control severance benefits are structured under a plan instead of individual employment agreements. With this change in control severance plan, we sought uniformity of results among the officers based on their positions. In addition, we believe that the events triggering payment, both the consummation of a change in control and an involuntary termination, and then only when there is no misconduct by the officer, are fair hurdles for the ensuing income protection. A description of our change in control severance plan is in the "Potential Payments Upon Termination or Change-in-Control" section on page 47. For officers who were eligible to participate in the Amended and Restated Change in Control Severance Plan of Innoviva (i.e., such named executive officer was an officer of Innoviva as of December 16, 2009), we provide gross-ups for excise taxes potentially due upon a change in control. This provides former Innoviva employees a level of benefits that is at least equal to those they were eligible for prior to our spin-off in 2014.

        We do not have agreements providing severance in the event of involuntary terminations that do not occur in connection with a change in control with any of our officers except the CEO. Pursuant to the offer letter we entered into with Mr. Winningham to become our CEO, if Mr. Winningham's service is terminated without cause, he will receive a lump-sum severance payment of 24 months of his current salary plus two times his current target bonus, which is the same severance protection he was entitled to at Innoviva.

  Perquisites

        We do not provide a non-qualified deferred compensation program or a supplemental executive retirement plan to our named executive officers. Generally we do not provide perquisites or other personal benefits to named executive officers that we do not provide to all of our employees; however, during 2018 we provided Dr. Haumann with transition benefits in connection with his transfer of employment from Theravance Biopharma UK Ltd to Theravance Biopharma US, Inc., and which are described in the "Summary Compensation Table" on page 42.

  Tax Deductibility of Pay

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and certain other executive officers. Prior to changes in tax law taking effect in 2018, there was an exception to the $1,000,000 limitation for performance-based compensation, including options, meeting certain requirements. Historically some of our named executive officer compensation arrangements were intended to qualify for this exception. The exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017. As a result of the repeal of the performance-based compensation exemption, Section 162(m) is no longer a significant factor in compensation decisions and compensation paid to our CEO and certain other executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Compensation Committee Report(1)

        The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

        Submitted by the following members of the compensation committee:

Eran Broshy Peter S. Ringrose, Ph.D. George M. Whitesides, Ph.D. William D. Young, Chairman

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Theravance Biopharma under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2018 Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer," our "principal financial officer" and our next three most highly compensated executive officers (our "named executive officers") for our fiscal years ended December 31, 2018, 2017 and 2016, as applicable.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)(2)		Share Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Rick E Winningham	2018		956,600	74,767		796,320	—	690,154	5,000		2,522,841
Chief Executive Officer	2017		932,534	201,997		874,720	—	302,995	5,000		2,317,245
	2016		903,545	189,744		4,748,800	—	433,702	5,000		6,280,791
Renee D. Gala(7)	2018		473,085	30,919		255,960	—	285,407	5,000		1,050,371
Former Senior Vice President and Chief Financial Officer, Treasurer	2017		443,305	80,020		281,160	—	120,031	5,000		929,516
	2016		429,525	75,167		1,526,400	—	171,810	5,000		2,207,902
Brett Haumann(8)	2018	(9)	497,810	34,125		255,960	—	315,000	414,300	(6)	1,517,194
Senior Vice President, Clinical Development and Chief Medical Officer
Bradford J. Shafer	2018		518,080	33,770		255,960	—	311,726	5,000		1,124,537
Executive Vice President, General Counsel and Secretary	2017		500,561	90,356		281,160	—	135,533	5,000		1,012,609
	2016		478,413	87,510		1,950,400	—	191,365	5,000		2,712,688
Shehnaaz Suliman(10)	2018		483,839	31,502		1,848,600	—	290,786	5,000		2,659,727
Former Senior Vice President, Corporate Development and Strategy	2017		201,515	245,000	(11)	638,600	2,844,865	142,500	2,981		4,075,461

(1)
Includes amounts deferred pursuant to our 401(k) plan.

(2)
The amounts in this column reflect cash bonuses awarded at the discretion of the compensation committee, as discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 34. The 2018 amounts reflect credit awarded at the discretion of the compensation committee for partial achievement of two of the performance goals applicable to our 2018 annual cash bonus plan.

(3)
The amounts in these columns reflect the aggregate grant date fair value of share awards and option awards granted by us, computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 of the notes to our consolidated financial statements in our Annual Report on Form 10 K filed on February 28, 2019 for a discussion of all assumptions made by us in determining the grant date fair value of such awards.

(4)
The amounts in this column reflect cash bonus awards earned by the named executive officers under our annual cash bonus plan, and which were paid in the first quarter of the following year.

(5)
Unless otherwise indicated, reflects matching contributions for the 401(k) plan.

(6)
Consists of the following amounts paid to Dr. Haumann in 2018 in connection with his transfer of employment from Theravance Biopharma UK Limited to Theravance Biopharma US, Inc.: (i) a cost of living stipend of $93,600; (ii) reimbursement of certain employment taxes incurred by Dr. Haumann in the United Kingdom of $150,030; (iii) a tax gross-up on such employment taxes of $170,142; and (iv) a vacation adjustment payment of $528.

(7)
Ms. Gala resigned as an employee on January 2, 2019 and provided transition consulting services through February 28, 2019.

(8)
Dr. Haumann was employed by us, but was not one of our named executive officers in 2017 or 2016. Accordingly, compensation information is only provided for 2018.

(9)
Amounts for payments made prior to Dr. Haumann's transfer of employment from Theravance Biopharma UK Limited to Theravance Biopharma US, Inc. on April 6, 2018 have been converted from British Pound Sterling to US Dollars using the current exchange rate on each applicable pay date.

(10)
Dr. Suliman was hired in 2017. Accordingly, compensation information is not provided for 2016. Dr. Suliman's employment with us terminated on March 1, 2019.

(11)
Also includes a signing bonus of $150,000 that was paid to Dr. Suliman in connection with her commencement of employment and which was subject to repayment in the event she terminates employment with us prior to the second anniversary of her date of hire.

2018 Grants of Plan-Based Awards

        The following table sets forth each non-equity incentive plan award and equity award granted to our named executive officers during fiscal year 2018. Unless indicated below, all equity awards were made under our 2013 Equity Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
				All Other Stock Awards: Number of Shares or Units (#)(2)
						Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Target ($)	Maximum ($)
Rick E Winningham	N/A	573,960	860,940	—		—
	2/12/2018	—	—	28,000	(3)	796,320
Renee D. Gala	N/A	236,542	354,814	—		—
	2/12/2018	—	—	9,000	(3)	255,960
Brett Haumann	N/A	248,905	373,357	—		—
	2/12/2018	—	—	9,000	(3)	255,960
Bradford J. Shafer	N/A	259,040	388,560	—		—
	2/12/2018	—	—	9,000	(3)	255,960
Shehnaaz Suliman	N/A	241,920	362,880	—		—
	2/12/2018	—	—	65,000	(3)	1,848,600

(1)
Each named executive officer was granted a non-equity incentive plan award pursuant to our 2018 annual cash bonus plan which is discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 34. The amounts shown in the "target" column reflect the target payout under the plan. The target amount is equal to 50% of each named executive officers' base salaries, with the exception of Mr. Winningham, whose target bonus amount was 60% of his base salary. The amounts shown in the "maximum" column reflect the maximum payout under the plan if all of the goals were achieved. No "threshold" is applicable to these awards. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table on page 42.

(2)
The RSUs will become fully vested if we are acquired and the holder is subject to an involuntary termination. Such vesting acceleration is described in greater detail in "Potential Payments Upon Termination or Change-in-Control" beginning on page 47.

(3)
Reflects an annual replenishment RSU granted under our 2013 Equity Incentive Plan. Twenty-five percent of the RSUs vested on February 20, 2019 and the remaining 75% of the RSUs vest in equal quarterly installments over the next three years, provided the holder remains in continuous service through each vesting date.

Outstanding Equity Awards at 2018 Fiscal Year-End

        The following table sets forth information regarding each unexercised option to purchase our ordinary shares, each restricted share unit and each restricted ordinary share held by each of our named executive officers as of December 31, 2018.

        Unless otherwise indicated below, all of our equity awards were granted under our 2013 Equity Incentive Plan and will fully vest in the event of a change in control unless the awards are assumed by the successor corporation or replaced with comparable awards. For additional information regarding other vesting acceleration provisions applicable to the outstanding equity awards held by our named executive officers, please see the section titled "Potential Payments Upon Termination or Change-in-Control" beginning on page 47.

        The table below also includes information regarding all options to purchase shares of the common stock of Innoviva (INVA) held by each of our named executive officers as of December 31, 2018. In connection with the spin off, all outstanding Innoviva options were adjusted using a formula designed to preserve the intrinsic value of the award prior to the spin off. In addition, all outstanding Innoviva options held by our employees were amended so that they remain outstanding based on service to either Innoviva or us following the spin-off.

		Option Awards						Stock Awards
Name	Security	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)		(b)		(c)		(e)	(f)	(g)		(h)	(i)		(j)
Rick E Winningham	TBPH	80,000	(3)	—		23.51	6/02/2024	—		—	—		—
	TBPH	320,000	(4)	—		28.35	8/21/2024	—		—	—		—
	TBPH	—		—		—	—	15,625	(5)	399,844	—		—
	TBPH	—		—		—	—	126,000	(6)	3,224,340	147,000	(7)	3,761,730
	TBPH	—		—		—	—	15,750	(8)	403,043	—		—
	TBPH	—		—		—	—	28,000	(9)	716,520
Renee D. Gala	TBPH	85,000	(3)	—		23.51	6/02/2024	—		—	—		—
	TBPH	85,000	(10)	—		32.13	7/20/2024	—		—	—		—
	TBPH	—		—		—	—	7,500	(5)	191,925	—		—
	TBPH	—		—		—	—	937	(11)	23,978	—		—
	TBPH	—		—		—	—	40,500	(6)	1,036,395	47,250	(7)	1,209,128
	TBPH	—		—		—	—	5,062	(8)	129,537	—		—
	TBPH	—		—		—	—	9,000	(9)	230,310	—		—
Brett Haumann	INVA	94,823	(12)	—		29.95	12/01/2023	—		—	—		—
	TBPH	59,375	(3)	—		23.51	6/02/2024	—		—	—		—
	TBPH	—		—		—	—	7,500	(5)	191,925	—		—
	TBPH	—		—		—	—	937	(11)	23,978	—		—
	TBPH	—		—		—	—	40,500	(6)	1,036,395	47,250	(7)	1,209,128
	TBPH	—		—		—	—	5,062	(8)	129,537	—		—
	TBPH	—		—		—	—	9,000	(9)	230,310	—		—
Bradford J. Shafer	TBPH	170,000	(13)	—		28.75	9/07/2024	—		—	—		—
	TBPH	—		—		—	—	7,500	(5)	191,925	—		—
	TBPH	—		—		—	—	40,500	(6)	1,036,395	47,250	(7)	1,209,128
	TBPH	—		—		—	—	7,812	(14)	199,909	—		—
	TBPH	—		—		—	—	5,062	(8)	129,537	—		—
	TBPH	—		—		—	—	9,000	(9)	230,310	—		—
Shehnaaz Suliman	TBPH	56,667	(15)	113,333	(15)	$31.93	7/31/2027	—		—	—		—
	TBPH	—		—		—	—	20,000	(16)	511,800	25,000	(17)	639,750
	TBPH	—		—		—	—	65,000	(9)	1,663,350	—		—

(1)
Computed in accordance with SEC rules as the number of unvested RSUs or RSAs, as applicable, multiplied by the closing market price of our ordinary shares at the end of our 2018 fiscal year, which was $25.59. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our ordinary shares.

(2)
Computed in accordance with SEC rules as the number of unvested RSAs multiplied by the closing market price of our ordinary shares at the end of the 2018 fiscal year, which was $25.59. The actual value (if any) to be realized by the officer depends on whether the performance milestones related thereto are achieved, whether the shares vest following achievement of the performance milestones, and the future performance of our ordinary shares.

(3)
Mr. Winningham, Ms. Gala and Dr. Haumann were each granted options under our 2013 Equity Incentive Plan on June 3, 2014 in connection with their commencement of employment with us. Twenty-five percent of the shares subject to the option vested on February 20, 2015 and the remaining shares vested monthly thereafter over the course of the next three years, subject to the officer's continuous service through each vesting date.

(4)
Mr. Winningham was granted an option under our 2013 Equity Incentive Plan on August 22, 2014 in connection with commencing full-time employment with us. Twenty-five percent of the shares subject to the option vested on August 15, 2015 and the remaining shares vested monthly thereafter over the course of the next three years, subject to Mr. Winningham's continuous service through each vesting date.

(5)
Messrs. Winningham and Shafer, Ms. Gala and Dr. Haumann were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 5, 2015. Twenty-five percent of the RSUs vested on February 20, 2016 and the remaining 75% of the RSUs vest in equal quarterly installments over the following three years, subject to the officer's continuous service through each vesting date.

(6)
Messrs. Winningham and Shafer, Ms. Gala and Dr. Haumann were each granted an annual replenishment equity award grant of RSUs under our 2013 Equity Incentive Plan on March 15, 2016. Twenty percent of the RSUs vested on February 20, 2017 and the remaining 80% of the RSUs vest in equal quarterly installments over the following four years, subject to the officer's continuous service through each vesting date.

(7)
Messrs. Winningham and Shafer and Ms. Gala each received performance contingent RSAs and Dr. Haumann received performance-contingent RSUs under our 2013 Equity Incentive Plan on March 15, 2016, which we refer to as "Five Year Performance RSAs." The vesting of these RSAs (or, in the case of Dr. Haumann, RSUs) is contingent upon the achievement of performance milestones by December 31, 2020 as well as continued employment, as described in detail in the "2016 Five Year Performance RSAs" section of the "Compensation Discussion and Analysis" beginning on page 41 of our Proxy Statement for 2017 Annual General Meeting of Shareholders filed on April 11, 2017. In 2018, a sufficient number of milestones adding up to ten points was achieved and the threshold number of shares subject to the Five-Year Performance RSAs vested. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects the next possible payout assuming milestones that add up to at least fifteen points are achieved.

(8)
Messrs. Winningham and Shafer, Ms. Gala and Dr. Haumann were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 6, 2017. Twenty-five percent of the RSUs vested on February 20, 2018 and the remaining 75% vest in equal quarterly installments over the following three years, subject to the officer's continuous service through each vesting date.

(9)
Messrs. Winningham and Shafer, Ms. Gala and Drs. Haumann and Suliman were each granted an annual replenishment equity award of RSUs under our 2013 Equity Incentive Plan on February 12, 2018. Twenty five percent of the RSUs vested on February 20, 2019 and the remaining 75% vest in equal quarterly installments over the following three years, subject to the officer's continuous service through each vesting date.

(10)
Ms. Gala was granted an option under our 2013 Equity Incentive Plan on July 21, 2014 in connection with her promotion to Senior Vice President, Finance. Twenty-five percent of the shares subject to the option vested on July 21, 2015 and the remaining shares vested monthly thereafter over the course of the next three years, subject to Ms. Gala's continuous service through each vesting date.

(11)
Ms. Gala was granted RSUs under our 2013 Equity Incentive Plan on February 5, 2015 in connection with her promotion to Senior Vice President and Chief Financial Officer and Dr. Haumann was granted RSUs under our 2013 Equity Incentive Plan on February 5, 2015 in connection with his promotion to Senior Vice President, Clinical Development and Operations. Twenty-five percent of the RSUs vested on February 20, 2016 and the remaining 75% vest in equal quarterly installments over the following three years, subject to the officer's continuous service through each vesting date.

(12)
Dr. Haumann was granted an option by Innoviva under its 2012 Equity Incentive Plan on December 2, 2013 in connection with his commencement of employment with Innoviva. Twenty-five percent of the shares subject to the option vested on December 2, 2014 and the remaining shares vested monthly thereafter over the course of the next three years, subject to Dr. Haumann's continuous service with the Company through each vesting date.

(13)
Mr. Shafer was granted an option under our 2013 Equity Incentive Plan on September 8, 2014 in connection with his commencement of employment with us. Twenty-five percent of the shares subject to the option vested on September 1, 2015 and the remaining shares vested monthly thereafter over the course of the next three years, subject to Mr. Shafer's continuous service through each vesting date.

(14)
Mr. Shafer was granted RSUs under our 2013 Equity Incentive Plan on March 15, 2016 in connection with his promotion to Executive Vice President, General Counsel and Secretary. Twenty-five percent of the RSUs vested on February 20, 2017 and the remaining 75% of the RSUs vest in equal quarterly installments over the next three years, subject to Mr. Shafer's continuous service through each vesting date.

(15)
Dr. Suliman was granted an option under our Performance Incentive Plan on August 1, 2017 in connection with her commencement of employment with us. Twenty-five percent of the shares subject to the option vested on August 1, 2018 and the remaining shares will vest monthly thereafter over the course of the next three years, subject to Dr. Suliman's continuous service through each vesting date.

(16)
Dr. Suliman was granted RSUs under our 2013 Equity Incentive Plan on August 1, 2017 in connection with her commencement of employment with us. Twenty-five percent of the RSUs will vest on August 20th of each of 2019, 2020, 2021 and 2022, subject to Dr. Suliman's continued employment through each vesting date.

(17)
Dr. Suliman was granted performance contingent RSUs under our Performance Incentive Plan in connection with her commencement of employment with us. Vesting of these RSUs was contingent upon the achievement of performance milestones as well as continued employment, as described in greater detail in the "2017 Equity Awards Granted to Dr. Suliman" section of the "Compensation Discussion and Analysis" beginning on page 44 of our Proxy Statement for our 2018 Annual General Meeting of Shareholders filed on March 21, 2018. In 2018, one performance milestone was achieved resulting in the vesting of 50% of the performance-contingent RSUs. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects payout of the remaining performance-contingent RSUs assuming one additional milestone is achieved.

2018 Option Exercises and Stock Vested

        The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2018 and the number of restricted ordinary shares and restricted share units held by each named executive officer that vested during the 2018 fiscal year.

		Option Awards		Stock Awards
Name	Security	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)		(b)	(c)	(d)	(e)
Rick E Winningham	TBPH	—	—	235,750	6,004,040
Renee D. Gala	TBPH	—	—	89,438	2,288,949
Brett Haumann	TBPH	—	—	90,866	2,324,350
	INVA	—	—	5,000	88,400
Bradford J. Shafer	TBPH	—	—	91,938	2,354,662
Shehnaaz Suliman	TBPH	—	—	25,000	727,250

(1)
Value realized is based on the fair market value of our ordinary shares on the vesting date (or, in the case of vesting of Innoviva RSAs held by one of our named executive officers, based on the fair market value of Innoviva's common stock) multiplied by the number of shares vested and does not necessarily reflect proceeds received by the officer. With respect to vesting of Innoviva RSAs, the value also includes cash dividends previously declared with respect to such RSAs, which were also released to the holder upon vesting of the RSA.

Potential Payments Upon Termination or Change-in-Control

        Each of our named executive officers is entitled to severance benefits pursuant to our severance plan. In addition, Mr. Winningham is entitled to severance benefits pursuant to his letter agreement entered into in connection with his appointment as Chief Executive Officer.

Change in Control Severance Benefits

        Pursuant to our severance plan, if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after our change in control, the officer is entitled to the following benefits provided he or she signs a release of claims:

  •
  In the case of our Senior Vice Presidents and Executive Vice President, a lump sum payment equal to 150% of the officer's annual base salary and target bonus.

  •
  In the case of our Chief Executive Officer, a lump sum payment equal to 200% of the officer's annual base salary and target bonus.

  •
  A pro-rata portion of the named executive officer's target bonus based on the number of full months of employment completed in the year of termination.

  •
  Continuation of the officer's health and welfare benefits for the shorter of 18 months or the expiration of the officer's continuation coverage under COBRA.

  •
  Full vesting of any unvested options or other equity awards held by the officer; provided, however, that the restricted ordinary shares (or, in the case of Dr. Haumann, the RSUs) subject to performance-based vesting that were granted to our named executive officers on March 15,

    2016 (the "Five-Year Performance RSAs") as well as the performance-based RSUs granted to Dr. Suliman in August 2017 (the "Suliman PRSUs") for which the performance milestones have not been achieved as of the change in control (the "Remaining Shares") are subject to forfeiture at the time of the change in control as follows: (i) if the per share value to be received by a holder of our ordinary shares in such change in control (the "CIC Value") is less than or equal to $16.96 per share or, in the case of Dr. Suliman, $31.93 per share, as adjusted for share splits and similar events (such amount, in either case, the "Base Value"), all Remaining Shares will be forfeited; (ii) if the CIC Value is greater than the Base Value but less than two times the Base Value, then a percentage of each named executive officer's Remaining Shares equal to the percentage by which the CIC Value is greater than the Base Value (rounded down to the nearest whole percent) may be retained by the named executive officer and the balance of the Remaining Shares will be forfeited; and (iii) if the CIC Value is equal to or greater than two times the Base Value, none of the Remaining Shares will be forfeited. All unforfeited Remaining Shares following such change in control will be subject to the following vesting schedule and will remain eligible for vesting acceleration in accordance with our Change in Control and Severance Plan: Fifty percent of the unforfeited Remaining Shares will vest on the one-year anniversary of the change in control and the remaining 50% of the unforfeited Remaining Shares will vest on the two-year anniversary of the change in control, subject to the named executive officer's continuous service through the applicable vesting date.

  •
  In the case of named executive officers who were eligible to participate in the Theravance, Inc. Amended and Restated Change in Control Severance Plan (i.e., such named executive officer was an officer of Innoviva as of December 16, 2009), a tax gross-up payment in the event an independent accounting firm selected by us determines that the named executive officer would be subject to excise taxes under IRC Section 4999 as a result of payments under the change in control severance plan or otherwise.

Definitions

        A "change in control" for purposes of our change in control severance plan includes:

  •
  The consummation of a merger or consolidation if persons who were not our shareholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

  •
  A sale, transfer or other disposition of all or substantially all of our assets.

  •
  A change in the composition of our board of directors as a result of which fewer than 50% of the incumbent directors either were directors on the date twelve months prior to the change in control (the "Original Directors") or were appointed or nominated for election to the board of directors by a majority of the Original Directors or directors whose appointment or nomination was approved by at least 50% of the Original Directors.

  •
  A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

        A transaction shall not constitute a change in control if its sole purpose is to change our country or state of incorporation, as applicable, or to create a holding company that will be owned in substantially the same proportions by the persons who held our securities immediately before such transaction. In addition, a transaction shall not constitute a change in control unless it also constitutes a "change in control event" under Treasury Regulation 1.409A-3(a)(5).

        An "involuntary termination" for purposes of our change in control severance plan means a termination of an officer's employment for reasons other than misconduct, or an officer's resignation following (1) a material diminution in the officer's authority, duties or responsibilities, (2) a material reduction in the officer's base compensation, (3) a material change in the officer's work location or (4) a material breach of the officer's employment agreement by us. In order to qualify as an involuntary termination, the officer must give written notice to us within 90 days after the initial existence of one of the conditions described above and such condition must not have been cured within 30 days thereafter.

        "Misconduct" for purposes of our change in control severance plan means an officer's (1) commission of any material act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of confidential information or trade secrets or (3) other material intentional misconduct adversely affecting our business or affairs.

Severance Benefits

        In addition to the severance benefits he is entitled to pursuant to our change in control severance plan, Mr. Winningham's offer letter provides that if his employment is terminated by us without cause and he is not eligible for severance benefits under our change in control severance plan, he will receive a lump-sum severance payment of 24 months' salary plus two times his current target bonus provided he signs a general release of claims. "Cause" means Mr. Winningham's (i) unauthorized use or disclosure of our confidential information or trade secrets, which use causes material harm to us, (ii) conviction of a felony under the laws of the U. S. or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from our board of directors.

        The table below reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above. The amounts shown in the table below assume that both the change in control (if applicable) and termination of employment occurred on December 31, 2018 (the last business day of the 2018 fiscal year) and that all eligibility requirements under the change in control severance plan (or in the case of Mr. Winningham, pursuant to his offer letter) were met. Although Messrs. Winningham and Shafer would be eligible for a tax gross-up payment pursuant to the change in control severance plan as described above, a change in control as of December 31, 2018 would not have resulted in potential payments or benefits to either that would have triggered excise taxes under IRC Section 4999 and a gross-up amount is therefore not included in the table below.

        The following assumptions were used in calculating the values described in the table below:

  •
  Value of Option Acceleration:  The value of the vesting acceleration was calculated by multiplying the number of unvested option shares by the difference between the closing price of our ordinary shares on December 31, 2018 (which was $25.59 per share) and the exercise price of the option.

  •
  Value of Restricted Ordinary Shares and Restricted Share Unit Acceleration:  The value of the vesting acceleration of the restricted ordinary shares and unvested RSUs was calculated by multiplying the number of unvested shares or RSUs by the closing price of our ordinary shares on December 31, 2018 (which was $25.59 per share).

Name	Bonus for Year of Termination ($)(1)	Cash Severance ($)(2)	Vacation Payout ($)	Options that Vest ($)(3)	Restricted Shares or RSUs that Vest ($)(4)	Health and Welfare ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)
Rick E Winningham(6)	575,129	3,067,354	92,164	0	8,774,171	58,736	12,567,554
Renee D. Gala(7)	237,839	1,070,276	45,736	0	2,907,638	58,736	4,320,225
Brett Haumann	262,500	1,181,250	24,318	0	2,907,638	11,379	4,387,085
Bradford J. Shafer	259,772	1,168,974	43,702	0	3,083,569	58,736	4,614,754
Shehnaaz Suliman(7)	242,322	1,090,447	11,862	0	2,175,150	39,525	3,559,305

(1)
Reflects payment of the officer's 2018 bonus at target.

(2)
Reflects payment of 150% or 200% of the officer's base salary and target bonus, as applicable.

(3)
Reflects full vesting of all unvested options.

(4)
Reflects full vesting of all unvested RSAs and RSUs. For all of our named executive officers other than Dr. Suliman, it also includes vesting of 50% of the Remaining Shares, which is equal to the percentage by which the closing price of our ordinary shares on December 31, 2018, $25.59, is greater than the Base Value for the Five-Year Performance RSAs, rounded down to the nearest whole percent. No amount has been included for Dr. Suliman related to the Suliman PRSUs, as the Base Value for such award exceeded the closing price of our ordinary shares on December 31, 2018. See "—Change in Control Severance Benefits" on page 47.

(5)
Reflects the cost of each officer's COBRA premiums for 18 months.

(6)
If Mr. Winningham's employment had been terminated by the Company without cause on December 31, 2018 other than in connection with a change in control, he would have been entitled to receive the cash severance payments indicated in column (c) and the vacation payout in column (d) but no other benefits.

(7)
As described below, these benefits were not paid in connection with the officer's termination of employment.

        As a result of their terminations of employment in early 2019, neither Ms. Gala nor Dr. Suliman received the severance benefits described above. In connection with her resignation on January 2, 2019, Ms. Gala entered into a consulting agreement to facilitate the transition of activities following her departure through February 28, 2019. The sole compensation to Ms. Gala pursuant to the consulting agreement was continued vesting of certain of Ms. Gala's equity awards through the consulting period. Dr. Suliman entered into a separation and release agreement with us in connection with her mutual agreement to separate from her employment in early March 2019, pursuant to which she will receive continued payment of her base salary for six months following her separation date, continued medical, dental and/or vision coverage under COBRA through no later than September 30, 2019, and payment of any accrued but unpaid benefits or obligations.

Pay Ratio Disclosure

        As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Rick Winningham, our Chief Executive Officer:

        For our fiscal year ended December 31, 2018:

  •
  The annual total compensation of the employee who was determined last year to be our median employee was $218,626; and

  •
  The annual total compensation of our CEO, as reported in the 2018 Summary Compensation Table included elsewhere in this Proxy Statement, was $2,522,841.

  •
  Based on this information the ratio of the annual total compensation of Mr. Winningham to that of our median employee was approximately 11.5:1.

        The above ratio is appropriately viewed as an estimate. As there were no changes in our employee population or employee compensation arrangements in 2018 that we believe would significantly impact the required pay ratio disclosure, we used the same employee identified last year to identify the median of the annual compensation of our employees. We identified this employee by reviewing the Form W 2 compensation (specifically, Box 5 of such Form) of our U.S. employees as of December 31, 2017 for the period from January 1, 2017 through December 31, 2017. Non U.S. employees were excluded as they constituted less than 5% of our workforce. As of December 31, 2017, we had 340 employees, including nine employees in Ireland and one in the United Kingdom. No cost of living or other adjustments were made in determining our Median Employee. Once we identified our median employee, using the methodology described above, we determined that employee's annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S K for purposes of calculating the required pay ratio.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 4, 2019 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The table below is based upon information supplied by officers, directors, Forms 4, Schedules 13G, 13F and 13D filed with the SEC.

        This table lists applicable percentage ownership based on 56,106,103 ordinary shares outstanding as of March 4, 2019. Options to purchase shares of our ordinary shares that are exercisable within 60 days of March 4, 2019 and RSUs subject to release within 60 days of March 4, 2019 are deemed to be beneficially owned by the persons holding these options and RSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Ordinary Shares(2)
5% Shareholders
Woodford Investment Management Limited(3)	12,316,529	22.0%
9400 Garsington Road Oxford, OX4 2HN United Kingdom
GlaxoSmithKline plc(4)	9,644,807	17.2%
980 Great West Road Brentford, Middlesex TW8 9GS, United Kingdom
The Baupost Group, L.L.C.(5)	9,309,168	16.6%
10 St. James Ave, Suite 1700 Boston, MA 02116
FMR LLC(6)	8,336,726	14.9%
245 Summer Street Boston MA 02210
Vanguard Group, Inc.(7).	3,980,060	7.1%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(8)	3,863,076	6.9%
55 East 52nd Street New York, NY 10055

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Ordinary Shares(2)
Named Executive Officers and Directors
Rick E Winningham(9)	1,443,029	2.6%
Renee D. Gala(10)	274,675	*
Brett Haumann(11)	139,258	*
Bradford J. Shafer(12)	288,946	*
Shehnaaz Suliman(13)	95,740	*
Eran Broshy(14)	56,186	*
Robert V. Gunderson, Jr.(15)	84,092	*
Burton G. Malkiel, Ph.D.(16)	101,757	*
Dean Mitchell(17)	56,186	*
Susan M. Molineaux, Ph.D.(18)	44,186	*
Donal O'Connor(19)	41,186	*
Peter S. Ringrose, Ph.D.(20)	59,614	*
Laurie Smaldone Alsup(21)	24,462	*
George M. Whitesides, Ph.D.(22)	275,240	*
William D. Young(23)	73,310	*
All executive officers and directors as a group (19 persons)(24)	3,764,803	6.6%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Theravance Biopharma US, Inc., 901 Gateway Boulevard, South San Francisco, California 94080.

(2)
Beneficial ownership as reported in the table has been determined in accordance with SEC rules and regulations and includes our ordinary shares that may be issued upon the exercise of options that are exercisable within 60 days of March 4, 2019 and RSUs subject to release within 60 days of March 4, 2019. Pursuant to SEC rules and regulations, all shares not currently outstanding that are subject to stock options exercisable within 60 days of March 4, 2019 and RSUs subject to release within 60 days of March 4, 2019 are deemed to be outstanding for the purpose of computing "Percent of Class" held by the holder of the class but are not deemed to be outstanding for the purpose of computing the "Percent of Class" held by any other shareholder.

(3)
Based on the Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2019 by Woodford Investment Management Ltd. ("WIM") and Neil Woodford, Head of Investment for WIM and the Amendment No. 4 to Schedule 13G filed with the SEC on February 14, 2019 by LF Woodford Equity Income Fund (the "LF Woodford Fund"). The LF Woodford Fund holds shared voting and dispositive power of 8 10,592,189 shares. WIM and Mr. Woodford each hold shared voting power of 11,359,530 and shared dispositive power of 12,316,529 shares. WIM is the investment manager of LF Woodford Fund, LF Woodford Income Focus Fund, Quilter Investors UK Equity Income II Fund (collectively the "Shared Voting Funds") and the West Fund (together, with the Shared Voting Funds, the "Woodford Funds"), providing services to (a) the Woodford Funds, (b) Link Fund Solutions, the operator of LF Woodford Equity Income Fund and LF Woodford Income Focus Fund and (c) the Abu Dhabi Investment Authority, the operator of the West Fund. The Woodford Funds are the holders of record of the ordinary shares of Theravance Biopharma reported herein. Pursuant to the respective Management Agreements between each Woodford Fund and WIM (collectively, the "Management Agreements"), WIM (i) in the case of the Shared Voting Funds, has both voting power and investment discretion over securities held of record by each such fund, including the ordinary shares of Theravance Biopharma held of record by such funds, and (ii) in the case of the West Fund, investment discretion (but not voting discretion) over securities held of record by the West Fund, including any Ordinary Shares held of record by the West Fund. As a result, WIM may be deemed to be the beneficial owner of the ordinary shares of Theravance Biopharma. Mr. Neil Woodford is the Head of Investment for WIM, and as such, may be deemed to beneficially own the ordinary shares of Theravance Biopharma beneficially owned by WIM, but expressly disclaims such beneficial ownership except to the extent of any pecuniary interest therein. The Shared Voting Funds are also beneficial owners of Ordinary Shares held of record by them because, pursuant to the terms of their Management Agreements, they may give WIM voting and disposition instructions for their securities, including the ordinary shares of Theravance Biopharma. Furthermore, the Management Agreement between WIM and LF Woodford Equity Income Fund may be terminated by LF Woodford Equity Income Fund at any time upon 60 days' notice. Pursuant to its Management Agreement, the West Fund may give WIM disposition instructions for the West Fund's securities, including such Ordinary Shares. Of the Woodford Funds, as of the date hereof, LF Woodford Equity Income Fund beneficially owns more than 5% of the issued and outstanding Ordinary Shares of the Issuer.

(4)
Based on the Amendment No. 2 to Schedule 13D filed with the SEC on February 3, 2017 by GlaxoSmithKline plc. Shares are held of record by Glaxo Group Limited, an indirect wholly owned subsidiary of GlaxoSmithKline plc, an English public limited company. GlaxoSmithKline plc holds sole voting and sole dispositive power of 9,644,807 shares.

(5)
Based on the Form 13F filed with the SEC on February 13, 2019 by Baupost Group, L.L.C./MA ("Baupost"). Baupost holds sole voting power of 9,309,168 shares.

(6)
Based on the Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2019 by FMR LLC ("FMR LLC") and Abigail P. Johnson, Director, the Chairman and the Chief Executive Officer of FMR LLC. FMR LLC has sole voting power of 1,207,541 shares and sole dispositive power of 8,336,726 shares. Ms. Johnson has sole dispositive power of 8,336,726 shares. FIAM LLC, Fidelity Institutional Asset Management Trust Company and Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC ("FMR Co") beneficially owns the ordinary shares held by FMR LLC. FMR Co. beneficially owns 5% or greater of our ordinary shares. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by FMR Co., which power resides with the Fidelity Funds' Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The Amendment No. 3 to Schedule 13G reflected the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the "FMR Reporters"). The Amendment No. 3 to Schedule 13G did not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998).

(7)
Based on the Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2019 by Vanguard Group, Inc. ("Vanguard"). Vanguard has sole voting power of 89,678 shares, shared voting power of 6,911 shares, sole dispositive power of 3,888,044 shares and shared dispositive power of 92,016 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 85,105 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 11,484 shares as a result of its serving as investment manager of Australian investment offerings.

(8)
Based on the Amendment No. 4 to Schedule 13G filed with the SEC on February 6, 2019 by BlackRock, Inc. ("Blackrock"). Blackrock has sole voting power 3,765,240 shares and sole dispositive power of 3,863,076 shares. The subsidiaries included in the report were as follows: BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors.

(9)
Includes: (i) 400,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 315,000 long-term performance contingent restricted share awards (the "Five-Year Performance RSAs") with respect to which Mr. Winningham has sole voting power but no dispositive power.

(10)
Includes 170,000 shares subject to options exercisable within 60 days of March 4, 2019.

(11)
Includes 59,375 shares subject to options exercisable within 60 days of March 4, 2019.

(12)
Includes: (i) 170,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 101,250 Five-Year Performance RSAs with respect to which Mr. Shafer has sole voting power but no dispositive power.

(13)
Includes 67,292 shares subject to options exercisable within 60 days of March 4, 2019.

(14)
Includes: (i) 30,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(15)
Includes 10,847 shares held by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"). Mr. Gunderson disclaims beneficial ownership of the shares held by Gunderson Dettmer except to the extent of his pecuniary interest therein. Also, includes: (i) 30,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(16)
Includes: (i) 30,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(17)
Includes: (i) 30,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(18)
Includes: (i) 18,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(19)
Includes: (i) 18,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(20)
Includes: (i) 30,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(21)
Includes: (i) 14,500 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(22)
Includes: (i) 30,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(23)
Includes: (i) 30,000 shares subject to options exercisable within 60 days of March 4, 2019 and (ii) 8,186 RSUs subject to release within 60 days of March 4, 2019.

(24)
Includes an aggregate of (i) 1,031,125 shares subject to options exercisable within 60 days of March 4, 2019; (ii) 81,860 RSUs subject to release within 60 days of March 4, 2019; and (iii) 821,250 Five-Year Performance RSAs with respect to which the holders have sole voting power but no dispositive power.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2018 with respect to our ordinary shares that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	5,703,846	(1)	28.12	(3)	5,324,287(4	)(5)
Equity compensation plans not approved by shareholders	428,726	(2)	17.95		132,415
Total	6,132,572		26.70		5,456,702

(1)
Includes 2,634,443 shares issuable upon exercise of outstanding options and 3,069,403 shares issuable upon vesting of outstanding RSUs.

(2)
Includes 428,726 shares issuable upon exercise of outstanding options and no outstanding RSUs.

(3)
Does not take into account outstanding RSUs as these awards have no exercise price.

(4)
Includes 1,681,685 ordinary shares available under our Employee Share Purchase Plan.

(5)
On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2023, the number of authorized ordinary shares under our 2013 Equity Incentive Plan automatically increases by a number of ordinary shares equal to the least of (i) 5% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 3,428,571 ordinary shares or (iii) a number of ordinary shares determined by our board of directors. On January 1st of each year, commencing on January 1, 2015 and ending on and including January 1, 2033, the number of authorized ordinary shares under our Employee Share Purchase Plan automatically increases by a number of ordinary shares equal to the least of (i) 1% of the total number of outstanding ordinary shares on December 31st of the prior year, (ii) 571,428 ordinary shares or (iii) a number of ordinary shares determined by our board of directors.

        The Theravance Biopharma, Inc. 2014 New Employee Equity Incentive Plan ("2014 Plan") is a non-shareholder approved plan, which was adopted by our board of directors on October 22, 2014 and is intended to satisfy the requirements of Nasdaq Listing Rule 5635(c)(4) or any successor thereto. Nonstatutory share options, share appreciation rights, restricted shares and share units may be granted under the 2014 Plan to new employees of Theravance Biopharma. Our board of directors authorized 750,000 of our ordinary shares for issuance under the 2014 Plan. All option grants made pursuant to the plan must have an exercise price per share of no less than 100% of the fair market value per ordinary share on the grant date. Each option or other equity incentive award granted pursuant to the plan will vest in installments over the holder's period of service with us. Additional features of the 2014 Plan are described in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K filed on February 28, 2019.

RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

  •
  we have been or are to be a participant;

  •
  the amount involved exceeds or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers and certain other employees. The indemnification agreements will provide that we indemnify each of our directors, executive officers and such other employees against any and all expenses incurred by that director, executive officer, or other employee because of his or her status as one of our directors, executive officers, or other employees, to the fullest extent permitted by applicable law and our Amended and Restated Memorandum and Articles of Association. In addition, the indemnification agreements provide that, to the fullest extent permitted by the applicable laws, we will advance all expenses incurred by our directors, executive officers and other employees in connection with a legal proceeding.

Legal Services

        We have engaged Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), of which Mr. Gunderson, one of our directors, is a founding partner, as our primary legal counsel. Fees and reimbursable expenses are incurred in the ordinary course of business, and during the year ended December 31, 2018 we paid approximately $500,000 to Gunderson Dettmer for legal services. Mr. Gunderson's interest in these fees is not readily calculable. We believe the services rendered to us by Gunderson Dettmer were on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. We expect to continue to retain the services of Gunderson Dettmer in the future.

Review, Approval or Ratification of Transactions with Related Persons

        Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our audit committee or the independent members of our board of directors. Our board of directors has adopted written policies and procedures with respect to related person transactions and our audit committee has the principal responsibility for reviewing related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when the board of directors or a committee of the board of directors determines that the transaction is in, or is not inconsistent with, our and our shareholders' best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires that our executive officers and directors and persons who own more than 10% of our ordinary shares file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We believe that during the fiscal year ended December 31, 2018, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and written representations from certain parties that no other reports were due.

 AUDIT COMMITTEE REPORT

        The information contained in the following report of Theravance Biopharma's audit committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by Theravance Biopharma under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Theravance Biopharma specifically incorporates it by reference.

Role of the Audit Committee

        The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Theravance Biopharma's audit committee charter, published on the corporate governance section of Theravance Biopharma's website at www.theravance.com.

        The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year ended December 31, 2018

        The audit committee has reviewed and discussed with Theravance Biopharma's management and Ernst & Young LLP the audited consolidated financial statements of Theravance Biopharma for the year ended December 31, 2018. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

        The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from Theravance Biopharma, Inc.

        In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, Ernst & Young LLP, who in their report express an opinion on the conformity of our annual financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting. It is not the duty of the audit committee to plan or conduct audits, to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of our internal control over financial reporting.

        Within this framework, the audit committee has reviewed and discussed with management Theravance Biopharma's audited financial statements as of and for the year ended December 31, 2018 and its internal control over financial reporting. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Theravance Biopharma's annual report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Submitted by the audit committee

Burton G. Malkiel, Ph.D., Chairman
Eran Broshy
Dean J. Mitchell
Donal O'Connor

 OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as recommended by the board of directors.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card in the envelope provided.

THE BOARD OF DIRECTORS March 20, 2019

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 PM, Eastern Time, on April 29, 2019 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/TBPH or scan delete QR code and control # the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TBPH Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q DIRECTORS and “FOR” ITEM 2. + 1. Election of Directors: 01 - Rick E Winningham For Against Abstain For Against Abstain For Against Abstain 02 - Robert V. Gunderson, Jr. 03 - Susan M. Molineaux 04 - Donal O’Connor For Against Abstain 2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 0 6 1 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 4 1 B M 4 030MXC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. — Date and sign below. A THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE 2019 Annual General Meeting Proxy Card1234 5678 9012 345

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The Proxy Statement and the 2018 Annual Report on Form 10-K are available at: http://investor.theravance.com/proxy. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Annual General Meeting of Shareholders — April 30, 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Rick E Winningham and Bradford J. Shafer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Ordinary Shares of Theravance Biopharma, Inc. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the company to be held April 30, 2019 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — THERAVANCE BIOPHARMA, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TBPH